   As filed with the Securities and Exchange Commission on November 27, 2002


                                                     Registration No. 333-88482

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------


                                AMENDMENT NO. 1

                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                                  ACE LIMITED
            (Exact name of registrant as specified in its charter)


                  Cayman Islands               98-0091805
                  (State or other           (I.R.S. Employer
                  jurisdiction of          Identification No.)
                  incorporation)
              ACE Global Headquarters         Ed Ota, Esq.
               17 Woodbourne Avenue       ACE INA Holdings Inc.
             Hamilton, HM 08, Bermuda       Two Liberty Place


                  (441) 295-5200          1601 Chestnut Street
              (Address, including zip         Philadelphia,
                code, and telephone        Pennsylvania 19103
              number, including area         (215) 640-1000
               code, of Registrant's
                principal executive
                     offices)
                                        (Name, address, including
                                         zip code, and telephone
                                         number, including area
                                           code, of agent for
                                                service)


                             ACE INA HOLDINGS INC.
            (Exact name of registrant as specified in its charter)


                     Delaware                  58-2457246
                  (State or other           (I.R.S. Employer
                  jurisdiction of          Identification No.)
                  incorporation)
                 Two Liberty Place            Ed Ota, Esq.
               1601 Chestnut Street       ACE INA Holdings Inc.
                   Philadelphia,            Two Liberty Place
                Pennsylvania 19103
                  (215) 640-1000          1601 Chestnut Street
              (Address, including zip         Philadelphia,
                code, and telephone        Pennsylvania 19103
                 number, including
                   area code, of
              Registrant's principal
                executive offices)           (215) 640-1000
                                        (Name, address, including
                                         zip code, and telephone
                                                 number,
                                         including area code, of
                                           agent for service)



                             ACE CAPITAL TRUST III

                             ACE CAPITAL TRUST IV
            (Exact name of registrant as specified in its charter)


                     Delaware               Each Applied For
                  (State or other           (I.R.S. Employer
                  jurisdiction of          Identification No.)
                  incorporation)
             c/o ACE INA Holdings Inc.        Ed Ota, Esq.
                 Two Liberty Place        ACE INA Holdings Inc.
               1601 Chestnut Street         Two Liberty Place
                   Philadelphia,          1601 Chestnut Street
                Pennsylvania 19103
                  (215) 640-1000              Philadelphia,
                                           Pennsylvania 19103
              (Address, including zip        (215) 640-1000
                code, and telephone     (Name, address, including
                 number, including       zip code, and telephone
                   area code, of         number, including area
              Registrant's principal       code, of agent for
                executive offices)              service)

                               -----------------


                                  Copies to:


                   Peter N. Mear             Edward S. Best
                General Counsel and     Mayer, Brown, Rowe & Maw
              Secretary, ACE Limited    190 South LaSalle Street
              ACE Global Headquarters       Chicago, Illinois
               17 Woodbourne Avenue            60603-3441
             Hamilton, HM 08, Bermuda        (312) 782-0600
                  (441) 295-5200


                               -----------------

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]


   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


================================================================================
                        CALCULATION OF REGISTRATION FEE

================================================================================


                                                                                    Proposed
                                                                                     maximum
                                                                Proposed maximum    aggregate
           Title of Each Class of               Amount to be   aggregate offering   offering        Amount of
       Securities to be Registered (1)        Registered(1)(2) price per unit (2)   price (2)    registration fee
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares of ACE Limited (3)...........
Preferred Shares of ACE Limited (4)..........
Depositary Shares of ACE Limited (5).........
Debt Securities of ACE Limited (6)...........
Warrants to Purchase Ordinary or Preferred
  Shares of ACE Limited......................
Warrants to Purchase Debt Securities of
  ACE Limited................................
Stock Purchase Contracts of ACE Limited......
Stock Purchase Units of ACE Limited (7)......
Debt Securities of ACE INA Holdings Inc.
  (6)........................................
Preferred Securities of ACE Capital Trust III
Preferred Securities of ACE Capital Trust
  IV.........................................
Guarantee of Debt Securities of ACE INA
  Holdings Inc. by ACE Limited (8)...........
Guarantee of Preferred Securities of ACE
  Capital Trust III and ACE Capital Trust
  IV by ACE Limited and specified backup
  undertakings (9)...........................
                                              -------------------------------------------------------------------
Total........................................  $1,500,000,000         100%        $1,500,000,000     $138,000(10)
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) An indeterminate number or amount of ordinary shares, preferred shares, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units of ACE Limited, debt securities of ACE INA Holdings Inc. and preferred securities of ACE Capital Trust III and ACE Capital Trust IV as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $1,500,000,000 or the equivalent thereof in foreign currencies or currency units, or if any debt securities are issued with original issue discount, the greater amount as shall result in an aggregate offering prices of $1,500,000,000. Certain debt securities of ACE INA Holdings Inc. may be issued and sold to either or both of ACE Capital Trust III or ACE Capital Trust IV in connection with the issuance of preferred securities by either or both of the ACE Trusts, in which event, these debt securities may later be distributed to the holders of the applicable preferred securities upon a dissolution of ACE Capital Trust III and/or ACE Capital Trust IV and the distribution of the ACE Trust's assets. Securities registered, referred to as the offered securities, may be sold separately, together or as units with other offered securities.


(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for ordinary shares, preferred shares or debt securities that are issued by ACE Limited or ACE INA Holdings Inc. upon conversion or exchange of debt securities, preferred shares or depositary shares registered under this registration statement.




(3) Also includes the presently indeterminate number of ordinary shares as may be issued by ACE Limited (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into ordinary shares, (b) upon exercise of warrants to purchase ordinary shares or (c) pursuant to stock purchase contracts.


(4) Also includes the presently indeterminate number of preferred shares as may be issued by ACE Limited (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares,
    (b) upon exercise of warrants to purchase preferred shares or (c) pursuant to stock purchase contracts.


(5) To be represented by depositary receipts representing an interest in all or a specified portion of an ordinary share or preferred share.


(6) Subject to note (1), an indeterminate principal amount of debt securities, which may be senior or subordinated.


(7) Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase an indeterminate number of ordinary shares and (b) a beneficial interest in debt securities, preferred securities or debt obligations of third parties purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of the holder to purchase the ordinary shares. No separate consideration will be received for the stock purchase contract or the related beneficial interests.


(8) No separate consideration will be received for the guarantees of the debt securities issued by ACE INA Holdings Inc.


(9) No separate consideration will be received for the guarantees of the preferred securities issued by ACE Capital Trust III or ACE Capital Trust
    IV. The guarantees include the rights of holders of the preferred securities under the guarantees and backup undertakings, comprised of obligations of ACE Limited under the ACE INA subordinated indenture and any supplemental indentures thereto and under the applicable trust agreement to provide indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of, each of ACE Capital Trust III and ACE Capital Trust IV, each as described in this registration statement. All obligations under the applicable trust agreement, including indemnity obligations, are included in the back-up undertakings.


(10) Pursuant to Rule 457(p) under the Securities Act of 1933, the amount of the registration fee payable hereunder has been offset by $30,438.74 of filing fees paid in respect of $127,358,750 of unsold securities previously registered under the registrant's registration statement on form S-3 (No. 333-78841).


                               -----------------


   The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on the date as the commission, acting pursuant to
Section 8(a), may determine.


================================================================================

The information in this prospectus supplement and accompanying prospectus is not complete and may be changed. This prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                SUBJECT TO COMPLETION, DATED NOVEMBER 27, 2002.



PROSPECTUS



                                $1,500,000,000



                                  ACE Limited



    Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities,


 Warrants to Purchase Ordinary Shares, Warrants to Purchase Preferred Shares,


      Warrants to Purchase Debt Securities, Stock Purchase Contracts and


                             Stock Purchase Units


                               -----------------


                             ACE INA Holdings Inc.



                                Debt Securities


                    Fully and Unconditionally Guaranteed by



                                  ACE Limited


                               -----------------


                             ACE Capital Trust III


                             ACE Capital Trust IV



                             Preferred Securities


            Guaranteed to the Extent Provided in this Prospectus by



                                  ACE Limited


   ACE, ACE INA or the applicable ACE Trust will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

                               -----------------

   ACE's ordinary shares are traded on the New York Stock Exchange under the symbol "ACE."



                               -----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

                 The date of this prospectus is       , 2002.

                               TABLE OF CONTENTS



About This Prospectus.......................................................  2
ACE Limited.................................................................  3
ACE INA.....................................................................  3
The ACE Trusts..............................................................  3
Use of Proceeds.............................................................  4
Ratio of Earnings to Fixed Charges and Preferred Share Dividends of ACE.....  4
General Description of the Preferred Securities.............................  5
Description of ACE Capital Stock............................................  5
Description of the Depositary Shares........................................ 21
Description of ACE Debt Securities.......................................... 23
Description of ACE INA Debt Securities and ACE Guarantee.................... 38
Description of the Warrants to Purchase Ordinary Shares or Preferred Shares. 58
Description of the Warrants to Purchase Debt Securities..................... 60
Description of Preferred Securities......................................... 61
Description of Preferred Securities Guarantees.............................. 73
Description of Stock Purchase Contracts and Stock Purchase Units............ 78
Plan of Distribution........................................................ 79
Legal Opinions.............................................................. 81
Experts..................................................................... 81
Enforcement of Civil Liabilities Under United States Federal Securities Laws 81
Where You Can Find More Information......................................... 82


   You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of ACE, ACE INA or either ACE Trust has authorized anyone else to provide you with different information. ACE, ACE INA and the ACE Trusts are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. ACE's business, financial condition, results of operations and prospects may have changed since that date.


   Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in the Cayman Islands or Bermuda, although offers may be made to persons in Bermuda from outside Bermuda. Offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where these offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.


   In this prospectus, references to "dollars" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.




                             ABOUT THIS PROSPECTUS



   This prospectus is part of a registration statement that ACE, ACE INA and the ACE Trusts filed with the Securities and Exchange Commission utilizing a "shelf" registration process, relating to the ordinary shares, preferred shares, depositary shares, debt securities, debt securities guarantee, warrants, stock purchase contracts, stock purchase units, preferred securities and preferred securities guarantees described in this prospectus. Under this shelf process, any or all of ACE, ACE INA and the ACE Trusts may sell the securities described in this prospectus in one or more offerings up to an aggregate initial offering price by all of ACE, ACE INA and the ACE Trusts of $1,500,000,000. This prospectus provides you with a general description of the securities ACE, ACE INA or an ACE Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding ACE, ACE INA, the ACE Trusts and the offered securities, please refer to the registration statement. Each time

ACE, ACE INA or an ACE Trust sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                  ACE LIMITED


   ACE Limited is a holding company incorporated with limited liability in the Cayman Islands. ACE Limited maintains its business offices in Bermuda. Through our various subsidiaries, we provide a broad range of insurance and reinsurance products to insureds worldwide through operations in the United States and almost 50 other countries. At December 31, 2001, we had total assets of $37.1 billion and shareholders' equity of $6.1 billion. We derive our revenue principally from premiums, fees and investment income. We operate through four business segments:



  .   Insurance--North American;



  .   Insurance--Overseas General;



  .   Global Reinsurance; and



  .   Financial Services.


   ACE was incorporated in August 1985. ACE's principal executive offices are located at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, HM 08, Bermuda, and its telephone number is (441) 295-5200.



                                    ACE INA

   ACE INA is an indirect subsidiary of ACE that was formed in December 1998 to acquire and hold the international and domestic property and casualty businesses of CIGNA Corporation. ACE INA is a U.S. holding company and has no direct operations. ACE INA's principal asset is the capital stock of its insurance subsidiaries.

   The principal executive offices of ACE INA are located at Two Liberty Place, 1601 Chestnut Street, Philadelphia, Pennsylvania 19103, and its telephone number is (215) 640-1000.



                                THE ACE TRUSTS


   ACE Capital Trust III is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by ACE, as original sponsor of the ACE Trust, and the ACE trustees for the ACE Capital Trust III and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 19, 1999. On August 5, 1999, ACE assigned its rights and obligations as sponsor of ACE Capital Trust III to ACE INA. ACE Capital Trust IV is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by ACE INA, as sponsor of the ACE Capital Trust IV, and the ACE trustees for the ACE Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 14, 2002. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each ACE Trust exists for the exclusive purposes of:





  . issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the ACE Trust,



  . using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of ACE INA subordinated debt securities, and



  . engaging in only those other activities necessary, convenient or incidental to the issuance and sale of the preferred securities and common securities and purchase of the ACE INA subordinated debt securities.



   ACE INA will directly or indirectly own all of the common securities of each ACE Trust. The common securities of an ACE Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that ACE Trust. However, if an event of default under the restated trust agreement resulting from an event of default under the ACE INA subordinated debt securities held by the ACE Trust has occurred and is continuing, the rights of the holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, ACE INA will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each ACE Trust. Each of the ACE Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

   The following is true for each ACE Trust unless otherwise disclosed in the related prospectus supplement:



  . each ACE Trust has a term of approximately 55 years but may dissolve earlier;



  . each ACE Trust's business and affairs will be conducted by the trustees, referred to collectively as the ACE trustees, appointed by ACE INA, as the holder of all of the common securities;



  . ACE INA, as the holder of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the ACE trustees;



  . the duties and obligations of the ACE trustees will be governed by the restated trust agreement of the ACE Trust;



  . two of the ACE trustees, referred to as the administrative trustees, of each ACE Trust will be persons who are employees or officers of or affiliated with ACE INA;



  . one ACE trustee of each ACE Trust will be a financial institution that is not affiliated with ACE INA and has a minimum amount of combined capital and surplus of not less than $50,000,000, and is referred to as the property trustee. The property trustee shall act as both the property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act;



  . one ACE trustee of each ACE Trust, which may be the property trustee if it otherwise meets the requirements of applicable law, will have its principal place of business or reside in the State of Delaware and is referred to as the Delaware trustee;



  . ACE will pay all fees and expenses related to each ACE Trust and the offering of the preferred securities and common securities.



   The office of the Delaware trustee for each ACE Trust in the State of Delaware is located at c/o Bank One Delaware, Inc., Three Christina Centre, 201 North Walnut Street, Wilmington, Delaware 19801. The principal executive offices for each of the ACE Trusts are located at c/o ACE INA Holdings Inc., Two Liberty Place, 1601 Chestnut Street, Philadelphia, Pennsylvania 19103. The telephone number of each of the ACE Trusts is (215) 640-1000.



                                USE OF PROCEEDS



   Unless otherwise disclosed in the applicable prospectus supplement, ACE and ACE INA intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions. Each ACE Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of ACE INA. ACE INA will use these funds for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions.


    RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS OF ACE


   For purposes of computing the following ratios, earnings consist of net income before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals.






                                        Nine Months                   Three Months
                                           Ended    Fiscal Year Ended    Ended     Year Ended
                                        September,   December 31,     December 31, September 30,
                                        ----------- ----------------- -----------  -------------
                                           2002     2001  2000  1999  1998   1997  1998   1997
                                        ----------- ----  ----  ----  -----  ----- -----  -----
Ratio of Earnings to Fixed Charges.....    2.7x      (1)  3.6x  4.1x  48.4x  72.5x 22.4x  40.7x
Ratio of Earnings to Combined Fixed
  Charges and Preferred Share Dividends    2.6x      (1)  3.6x  4.1x  48.4x  72.5x 22.4x  40.7x

--------


(1) Earnings for the year ended December 31, 2001 were insufficient to cover fixed charges by $17.4 million.

   The ACE Trusts had no operations during the periods set forth above.

                 GENERAL DESCRIPTION OF THE OFFERED SECURITIES



   ACE may, from time to time, offer under this prospectus, separately or together:



  .   ordinary shares,



  . preferred shares, which may be represented by depositary shares as described below,



  .   unsecured senior or subordinated debt securities,



  .   warrants to purchase ordinary shares,



  .   warrants to purchase preferred shares,



  .   warrants to purchase debt securities of ACE,



  .   stock purchase contracts to purchase ordinary shares, and



  . stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder's obligation to purchase ordinary shares under the stock purchase contract, any of:



     . debt securities of ACE INA, fully and unconditionally guaranteed by ACE;



     .   debt obligations of third parties, including U.S. Treasury securities;
         or



     .   preferred securities of an ACE Trust.



   ACE INA may from time to time offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by ACE.



   Each of ACE Capital Trust III and ACE Capital Trust IV may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by ACE.



   The aggregate initial offering price of the securities offered by ACE, ACE INA and the ACE Trusts will not exceed $1,500,000,000.



                       DESCRIPTION OF ACE CAPITAL STOCK



   The following is a summary of the material provisions of ACE's memorandum of association and articles of association and is not complete. You should refer to ACE's memorandum and articles for complete information regarding their provisions, including the definitions of some of the terms used below, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever particular sections or defined terms of our memorandum and articles are referred to, these sections or defined terms are incorporated into this prospectus by reference, and the statement in connection with which the reference is made is qualified in its entirety by the reference.



   ACE's authorized share capital consists of two classes of shares:



  . 500,000,000 ordinary shares, par value $0.041666667 per share, of which 262,495,210 ordinary shares were issued and outstanding as of September 30, 2002; and



  . 20,000,000 other shares, 6,221,000 shares of which were issued and outstanding as of September 30, 2002 as 8.25% cumulative redeemable preferred shares, series A.



Ordinary Shares



   Our ordinary shares are listed on the New York Stock Exchange under the symbol "ACE." Our ordinary shares currently issued and outstanding are fully paid and nonassessable, which means that our ordinary shares are paid for in full at the time they are issued, and, once our ordinary shares are paid for in full, there is no further liability for further assessment or taxation. Any of our ordinary shares offered by a prospectus supplement will also be fully paid and nonassessable once they are issued to the purchaser in exchange for the full purchase price.

   There are no provisions of Cayman Islands law or our memorandum or articles which impose any limitation on the rights of our shareholders to hold or vote ordinary shares by reason of their not being residents of the Cayman Islands.



   Dividend Rights



   After all dividends on our preferred shares have been paid or declared and set apart for payment, holders of our ordinary shares are entitled to receive dividends as may be declared from time to time by our board of directors in its discretion, out of funds legally available for the payment of dividends.



   Liquidation



   In the event of our dissolution, liquidation or winding, whether voluntary or involuntary, we will first pay or set aside for payment to the holders of any outstanding shares ranking senior to our ordinary shares, the full amounts to which they are entitled. After these payments have been paid or set aside, the holder of our then outstanding ordinary shares, will be entitled to receive, pro rata, according to the number of ordinary shares registered in their names, any of our remaining assets which remain available for distribution. However, if, at the time of our dissolution, liquidation or winding up, you have any outstanding debts, liabilities or engagements to or with us, whether presently payable or not, either alone or jointly with any other person, whether a shareholder or not, including, without limitation, any liability associated with the unpaid purchase price of our ordinary shares, the liquidator appointed to oversee our liquidation will deduct the aggregate amount of these debts, liabilities and engagements from the amount payable in respect of your ordinary shares. The liquidator will then apply this amount to any of your debts, liabilities or engagements to or with ACE, whether presently payable or not. The liquidator may distribute to you, in kind, the remaining assets of ACE or may sell, transfer or otherwise dispose of all or any part of our remaining assets to any other corporation, trust or entity and receive payment for our remaining assets in cash, shares or obligations of the other corporation, trust or entity or any combination of these. The liquidator may also sell all or part of the consideration received for the sale of our remaining assets and distribute this consideration or any balance or proceeds of this consideration to you.



   Voting Rights



   Our articles provide that the quorum required for a general meeting of shareholders is not less than six shareholders present in person or by proxy holding at least 50% of the issued and outstanding shares entitled to vote at the meeting, and a quorum for considering a special resolution is 66 2/3% of the issued and outstanding shares entitled to vote at the meeting. Generally, we may, from time to time by special resolution:



  .   alter or amend our memorandum or articles;



  .   voluntarily liquidate, dissolve or wind-up our affairs;



  .   increase our share capital;



  .   consolidate and divide all or any of our share capital;



  .   subdivide the whole or any part of our share capital;



  . reduce our share capital, any capital redemption reserve fund or any share premium account; or



  .   change our name or alter our objects.

   Each holder of our ordinary shares is entitled to one vote per share on all matters submitted to a vote of shareholders at any meeting, subject to the 10% voting limitation described below. All matters, including the election of directors, voted upon at any duly held shareholders' meeting will be carried by a majority of the votes cast at the meeting by shareholders represented in person or by proxy. However, the following actions, among others, require the approval of at least 66 2/3% of the outstanding voting shares, voting together as a single class:



  .   the approval of a merger, consolidation or amalgamation;



  . the sale, lease or exchange of all or substantially all of our assets, in addition to any regulatory or court approvals, and



  .   the amendment of specific provisions of our articles.



   In addition, at least 66 2/3% of the votes cast by shareholders represented in person or by proxy at a duly convened meeting is required to approve a special resolution.



   Our articles provide that, generally, extraordinary general meetings of ACE's shareholders may be called only by directors or at the request in writing of shareholders owning at least 25% of the outstanding shares generally entitled to vote.



   Each ordinary share has one vote. However, if and so long as, the controlled shares of any person constitute 10% or more of the issued ordinary shares, the voting rights with respect to these controlled shares will be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in our articles. The term controlled shares generally means all shares of ACE directly, indirectly, constructively or beneficially owned by any person, including any shares owned by a group of persons.



   Our ordinary shares have noncumulative voting rights, which means that the holders of a majority of our ordinary shares may elect all of our directors, and, in this event, the holders of the remaining shares will not be able to elect any directors. Our board is presently divided into three classes, two of which have five directors and one of which has six directors, which we refer to as a classified board. At present, each class is elected for a three-year term, with the result that shareholders will not vote for the election of a majority of directors in any single year. Directors may be removed without cause only by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares generally entitled to vote, voting together as a single class, cast at a meeting of shareholders. Directors may be removed with cause by the affirmative vote of the holders of a majority of the votes cast at a meeting of shareholders.



   Our classified board could prevent a party who acquires control of a majority of the outstanding voting power from obtaining control of our board until the second annual shareholders meeting following the date the acquiror obtains the controlling share interest. This could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of ACE and could increase the likelihood that incumbent directors will retain their positions.



   Preemptive Rights



   No holder of ordinary shares, solely by reason of holding our ordinary shares, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series nor to any security convertible into ordinary shares.



Other Classes or Series of Shares



   Our articles generally authorize the directors to create and issue one or more other classes or series of shares and to determine the rights and preferences of each class or series. Among other rights, for each class or series, the directors may determine:



  .   the number of shares and the designation of the class or series;



  .   the voting powers, full or limited, if any, of the shares;

  . the dividend rights of the shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares, as well as any limitations, restrictions or conditions on the payment of dividends;



  . the relative amounts, and the relative rights or priority, if any, of payment in respect of shares, which you will be entitled to receive upon any liquidation, dissolution or winding up of ACE;



  . the terms and conditions, including the price or prices, which may vary under different conditions and at different redemption dates, if any, upon which all or any part of the shares may be redeemed, as well as any limitations, restrictions or conditions on redemption of the shares;



  . the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares;



  . the terms, if any, upon which the shares will be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by ACE;



  . the restrictions, limitations and conditions, if any, upon the issuance of indebtedness of ACE so long as any shares are outstanding; and



  . any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law or our articles.



Preferred Shares



   Our articles provide that the directors may, from time to time, create and issue other classes or series of preferred shares setting forth the rights and preferences of each class or series in a certificate of designation, which certificate of designations we would incorporate by reference into this prospectus. Our preferred shares will be fully paid and nonassessable once they are issued in exchange for payment of their full purchase price. The particular rights and preferences of the preferred shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preferred shares, will be described in the applicable prospectus supplement.



   The following is a summary of the material terms of our preferred shares and is not complete. You should refer to our memorandum, articles and the applicable certificate of designations for complete information regarding the terms of any class or series of preferred shares described in a prospectus supplement. Whenever particular sections or defined terms of our memorandum, articles and an applicable certificate of designations are referred to, these sections or defined terms are incorporated in this prospectus by reference and the statement is qualified in its entirety by this reference.



   The applicable prospectus supplement will specify the terms of the class or series of preferred shares, including:



  . the number of shares to be issued and sold and the distinctive designation of the class or series;



  .   the voting powers, full or limited, if any;



  . the dividend rights, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends, as well as any limitations, restrictions or conditions on the payment of dividends;



  . the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon any liquidation, dissolution or winding up of ACE;



  . the terms and conditions, including the price or prices, which may vary under different conditions and at different redemption dates, if any, upon which all or any part of the preferred shares may be redeemed, as well as any limitations, restrictions or conditions on redemption;

  .   the terms, if any, of any purchase, retirement or sinking fund;



  . the terms, if any, upon which the preferred shares will be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by ACE;



  . the restrictions, limitations and conditions, if any, upon the issuance of indebtedness of ACE so long as any preferred shares are outstanding; and



  . any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law, our memorandum or articles.



   Dividends



   You, as a holders of preferred shares, will be entitled to receive dividends at the rate set by the board, payable on specified dates each year for the respective dividend periods ending on those dates, when and as declared by the board. Dividends will accrue on each preferred share from the first day of the dividend period in which the share is issued or from any other date as the board may fix for this purpose. All dividends on preferred shares will be cumulative, which means that if we do not pay, or declare and set apart funds for payment of, the dividend, or any part of the dividend, on the issued and outstanding preferred shares for any dividend period, we must later pay in full, or declare and set apart for payment, the deficiency in the dividend on the preferred shares, without interest, before we may pay, or declare and set apart for payment, any dividend on the ordinary shares. You will not be entitled to participate in any other or additional earnings or profits of ACE, except for premiums, if any, which may be payable in case of redemption or liquidation, dissolution or winding up of ACE.



   At any time when any accrued dividends for any prior dividend period are delinquent, we will expressly declare any dividend paid upon the preferred shares to be in whole or partial payment of the accrued dividends beginning with the earliest dividend period for which dividends are then wholly or partly delinquent. This express designation of whole or partial payments will be communicated to each shareholder to whom payment is made.



   We will not pay dividends upon any shares of any class or series of preferred shares for a current dividend period unless we have paid, or declared and set apart for payment, all dividends required to be paid to the holders of each other class or series of preferred shares for all past dividend periods of the other class or series. If we pay any dividends on any of the preferred shares with respect to any past dividend period at any time when we are paying, or declaring and setting apart for payment, less than the total dividends then accumulated and payable for all past dividend periods on all of the preferred shares then outstanding, then we will pay the dividends on each class or series of preferred shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preferred shares.



   Liquidation, Dissolution or Winding Up



   If we liquidate, dissolve or wind up our business, whether voluntarily or involuntarily, we will pay you a sum out of our assets equal to the liquidation preference for the class or series of preferred shares you own plus all accrued but unpaid dividends on your preferred shares, whether or not earned or declared. We will make these payments to you before any of our assets will be paid or distributed to holders of our ordinary shares. If our assets are insufficient to pay the full amounts to which you and the holders of all of the classes or series of our preferred shares then outstanding may be entitled, you will share ratably in our assets in proportion to the amounts which would be payable with respect to each class or series if all amounts payable on each class or series of preferred shares were paid in full. The consolidation or merger of ACE with or into any other corporation, or a sale of all or any part of its assets, will not be deemed a liquidation, dissolution or winding up of ACE within the meaning of this paragraph.

   Redemption



   Except as otherwise set forth in the applicable prospectus supplement, the following redemption provisions will apply to each class or series of preferred shares.



   Prior to redeeming any preferred shares, we will deposit adequate funds for the redemption in trust for your account with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. After we deposit these funds in trust, or have stated our intent to deposit these funds in a redemption notice, and you are given the name and address of the bank or trust company, then, from and after the mailing of the notice and the making of the deposit, your shares will no longer be deemed to be outstanding for any purpose whatsoever and your rights in or with respect to ACE pursuant to these preferred shares will cease and terminate, except for your rights:



  .   to transfer your shares prior to the date fixed for redemption,



  . to receive the redemption price of your shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed, and



  . to exercise privileges of conversion, if any, not previously expired on or before the close of business on the fifth day preceding the date fixed for redemption.



   Six years after the redemption date, any moneys we deposit in trust which remain unclaimed and not converted will be paid to us upon our request, after which repayment you can no longer look to the bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for these moneys. In addition, after this six-year period, your right to receive this payment may be forfeited as provided under Cayman Islands law. Any portion of the moneys we deposit in respect of your preferred shares called for redemption that are converted into ordinary shares will be repaid to us upon our request.



   In case of the redemption of only a part of a class or series of preferred shares, we will designate by lot, in a manner as determined by the board, the shares to be redeemed or will effect the redemption pro rata.



   Conversion Rights



   Except as otherwise provided in the applicable prospectus supplement, the following conversion provisions will apply to each class or series of preferred shares that is convertible into ordinary shares.



   All ordinary shares issued upon conversion will be fully paid and nonassessable and will be free of all taxes, liens and charges with respect to their issue, except taxes, if any, payable by reason of issuance of the ordinary shares in a name other than your name.



   The number of ordinary shares issuable upon conversion of a particular class or series of preferred shares will be the quotient obtained by dividing the aggregate conversion value of the shares of the class or series surrendered for conversion by the conversion price per share of ordinary shares then in effect for the class or series. We will not be required, however, upon any conversion to issue any fractional share of ordinary shares, but instead we will pay you a sum in cash equal to the value of the fractional share based on the last reported sale price per ordinary share on the NYSE at the date of determination. Preferred shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice of your election to convert the shares.



   The basic conversion price per ordinary share for a class or series of preferred shares, as fixed by the board, will be subject to adjustment from time to time as follows.



   If we:



  . pay a dividend or make a distribution to all holders of outstanding ordinary shares as a class in ordinary shares,

  . subdivide or split the outstanding ordinary shares into a larger number of shares or



  .   combine the outstanding ordinary shares into a smaller number of shares,



then we will retroactively adjust your basic conversion price so that your convertible preferred shares will be entitled to receive, upon conversion, the number of ordinary shares which you would have owned and been entitled to receive after the happening of any of the events described above had your shares been converted immediately prior to the happening of that event.



   If we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares at a price per share less than the current market price per ordinary share at the record date for determination of shareholders entitled to receive these rights or warrants, then we will retroactively adjust your basic conversion price by multiplying your basic conversion price by a fraction. The fraction's numerator will be the sum of the number of ordinary shares outstanding at the record date plus the number of ordinary shares which the aggregate exercise price, before deduction of underwriting discounts or commissions and our other expenses in connection with the issue, of the total number of shares offered for subscription or purchase would purchase at the current market price per share. The fraction's denominator will be the sum of the number of ordinary shares outstanding at the record date plus the number of additional ordinary shares offered for subscription or purchase.



   If we distribute to all holders of ordinary shares as a class evidences of indebtedness or assets, other than cash dividends, then we will retroactively adjust your basic conversion price by multiplying your basic conversion price by a fraction. The fraction's numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive the distribution and the fair value, as determined by the board, of the portion of the evidences of indebtedness or assets, other than cash dividends, so distributed applicable to one ordinary share. The fraction's denominator will be the current market price per ordinary share, which will be deemed to be the average of the high and low sales prices of the ordinary shares as reported in the New York Stock Exchange--Composite Transactions, or other principal market quotation as may then be applicable to the ordinary shares, for each of the 30 consecutive trading days commencing 45 trading days before that date.



   Any adjustments described above will become effective retroactively immediately after the applicable record date, or, in the case of a subdivision, split or combination, immediately after the effective date, and these adjustments will be made successively whenever any event described occurs.



   We will not adjust the basic conversion price if the amount of the adjustment would be less than 50 cents. However, any adjustments, which, by reason of the preceding sentence, we do not make, will be carried forward and taken into account in any subsequent adjustment. In addition, we will make any adjustment required for purposes of making the computations described above not later than the earlier of three years after the effective date describe above for the adjustment and the date as of which the adjustment would result in an increase or decrease of at least 3% in the aggregate number of ordinary shares issued and outstanding on the first date on which an event occurred which required the making of the computation. We will make all calculations to the nearest cent or to the nearest 1/100th of a share, as the case may be.



   In the case of any capital reorganization or reclassification of ordinary shares, or if we consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other corporation, we will make proper provisions as part of the terms of the capital reorganization, reclassification, consolidation, merger or sale that any preferred shares at the time outstanding will be convertible into the number of shares of stock or other securities or property to which a holder of the number of ordinary shares deliverable upon conversion of the preferred shares would have been entitled upon the capital reorganization, reclassification, consolidation or merger.

   We will not make any dividend adjustment with respect to any preferred shares or ordinary shares in connection with any conversion.


   Whenever we issue additional ordinary shares requiring a change in the conversion price as described above, and whenever any other event occurs which results in a change in your existing conversion rights, we will file with our transfer agent or agents a statement signed by our Chairman, President and Chief Executive Officer, or by any of our Executive Officers, specifically describing the issue of additional ordinary shares or the other event, including, in the case of a capital reorganization, reclassification, consolidation or merger, the terms of the capital reorganization, reclassification, consolidation or merger. The statement will also contain the actual conversion prices or basis of conversion as changed by the issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue any rights or warrants to all holders of our ordinary shares as a class enabling them to subscribe for or purchase ordinary shares, we will also file in like manner a statement describing the same and the consideration we will receive. These statements will be open to your inspection.



   We will at all times authorize, and will at all times reserve and set aside, a sufficient number of ordinary shares for the conversion of all shares of all then outstanding classes or series of preferred shares which are then convertible into ordinary shares.



   Reissuance of Shares



   If we retire any preferred shares by purchase or redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, these shares will have the status of authorized but unissued preferred shares. We may reissue these shares as part of the same class or series or may reclassify and reissue them in the same manner as any other authorized and unissued preferred shares.



   Voting Rights



   Except as set forth below, generally, you, as a holder of preferred shares, will have no voting rights.



   Whenever dividends payable on your shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preferred shares, you will have the exclusive and special right, voting separately as a class, to elect two of our directors, and we will increase the number of directors constituting the board to the extent necessary to effectuate this right. Whenever this right has vested, it may be exercised initially either at an extraordinary meeting of the holders of the preferred shares or at any annual meeting of shareholders and, after its initial exercise, at annual meetings of shareholders. This special voting right will continue until all dividends accumulated on the preferred shares have been paid in full, at which time this right will terminate, subject to revesting in the event of each and every subsequent default in payment of dividends in an aggregate amount equivalent to six full quarterly dividends.



   At any time when this special voting right has vested, we will, upon the written request of the holders of record of at least 10% of the preferred shares then outstanding addressed to the Secretary of ACE, call an extraordinary meeting of the holders of the preferred shares for the purpose of electing directors. This extraordinary meeting will be held at the earliest practicable date in a place we designate or, if there be no designation, at our principal offices in Hamilton, Bermuda. If we do not call this meeting within 20 days after the Secretary of ACE has been personally served with the proper request, or within 30 days after mailing the same within the United States by registered or certified mail addressed to the Secretary of ACE at our principal office, then the holders of record of at least 10% of the preferred shares then outstanding may designate in writing one of their number to call the meeting at our expense, and this meeting may be called by this designated person upon the notice required for annual meetings of shareholders and will be held in Hamilton, Bermuda. This designated person will have access to our stock books for the purpose of causing meetings of shareholders to be called. However, we do not have to, and will not, call an extraordinary meeting during the period within 90 days immediately preceding the date fixed for the next annual meeting of shareholders.

   At any annual or extraordinary meeting at which the holders of the preferred shares have this special voting right, the presence, in person or by proxy, of the holders of 33 1/3% of the preferred shares will be required to constitute a quorum for the election of any director. At any meeting or adjournment of the meeting, the absence of a quorum will not prevent the election of directors other than those to be elected pursuant to this special voting right, and the absence of a quorum for the election of other directors will not prevent the election of the directors to be elected pursuant to this special voting right. In addition, in the absence of either or both types of quorum, a majority of the holders present in person or by proxy of any class or series of stock for which a quorum is lacking may adjourn the meeting for the election of directors which they are entitled to elect, from time to time, until a quorum shall be present, without notice other than announcement at the meeting.



   During any period during which the holders of preferred shares have the special voting right, only a vote of a majority, even if that be only a single director, of the remaining directors previously elected by the holders of the class or series of stock which elected the directors whose offices have become vacant may fill any board vacancy. During this period, the directors elected pursuant to the special voting right shall continue in office until the next succeeding annual meeting or until their successors, if any, are elected by these holders and qualify or, unless required by applicable law to continue in office for a longer period, until termination of the special voting right, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the special voting right, the term of office of the directors then in office elected pursuant to the special voting right will terminate.



   Whether or not our business is being wound up, your rights may only be varied with either the written consent of the holders of three-fourths of the issued shares of your class or series of preferred shares or the sanction of a special resolution approved by at least 66 2/3% of the votes cast by the holders of the shares of your class or series of preferred shares at a duly convened meeting where at least one-third of the issued shares of that class or series are represented, either in person or by proxy. Your rights will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with your class or series of preferred shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. You are not entitled to vote on any amalgamation, consolidation, merger or statutory share exchange, except to the extent that this type of a transaction would vary your rights, in which case any variation is subject to the approval process described above. You are not entitled to vote on any sale of all or substantially all of our assets.



   On any item on which the you are entitled to vote, you will be entitled to one vote for each preferred share held.



   Restrictions in Event of Default in Dividends on Preferred Shares



   If, at any time, we have failed to pay dividends or amounts payable with respect to any obligations to retire preferred shares in full, after that time and until dividends or these amounts, including all accrued and unpaid dividends for all past quarterly dividend periods on the preferred shares outstanding, shall have been declared and set apart in trust for payment or paid, we may not:



  . redeem less than all of the outstanding preferred shares without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preferred shares given in person or by proxy, either in writing or by resolution adopted at an extraordinary meeting called for the purpose, at which the holders of the preferred shares shall vote separately as a class, regardless of class or series;



  . purchase any preferred shares except in accordance with a purchase offer made in writing to all holders of preferred shares of all classes or series upon terms as the board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, determines, which determination shall be final and conclusive, will result in fair and equitable treatment among the respective classes or series. However, we may use shares previously acquired and then held by it as treasury stock to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series. In addition, nothing will prevent us from completing the purchase or redemption of preferred shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to the failure; and



  . we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any shares of any other class of our stock ranking junior to the preferred shares as to dividends and upon liquidation.



   Preemptive Rights



   No holder of preferred shares, solely by reason of holding the preferred shares, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series nor to any security convertible into shares.



8.25% Cumulative Redeemable ACE Series A Preferred Shares, Series A



   In April 2000, we issued 6,221,000 shares of its 8.25% Cumulative Redeemable ACE Series A Preferred Shares, Series A, which we refer to as the ACE Series A ACE Series A Preferred Shares. The ACE Series A ACE Series A Preferred Shares were issued as a component of our FELINE PRIDES, together with a purchase contract obligating the holder to purchase $50 of our ordinary shares on May 16, 2003. All of the shares of ACE Series A Preferred Stock have been pledged to us to secure the holders' obligations to purchase our ordinary shares under the associated purchase contract. The ACE Series A Preferred Shares rank senior to all ordinary shares now outstanding or that we may issue in the future, as to payment of dividends and distribution of assets upon our dissolution, liquidation or winding up.



   Dividends



   Dividends on the ACE Series A Preferred Shares are cumulative and are payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year. We will only pay dividends on the ACE Series A Preferred Shares if our board of directors or an authorized committee of our board declares those dividends payable and ACE has funds legally available to pay those dividends.



   Dividends on the ACE Series A Preferred Shares are fixed initially at a rate per year of 8.25% of the liquidation preference of $50 per preferred share (or $4.125 per preferred share). The dividend rate on the ACE Series A Preferred Shares will be reset effective May 16, 2003.



   If we do not declare or pay dividends on the ACE Series A Preferred Shares to May 16, 2003, on May 16, 2003, instead of a cash payment in respect of such dividends, subject to shareholder approval, holders will receive a number of ordinary shares equal to (x) the aggregate of all accumulated and unpaid dividends divided by (y) the applicable market value. If we do not receive shareholder approval to make that payment in ordinary shares, we will pay the holders cash in respect of such dividends.



   Mandatory Redemption



   On June 16, 2003, we will redeem the ACE Series A Preferred Shares in whole at a redemption price equal to the stated liquidation preference of $50 per preferred share plus accumulated and unpaid dividends.



   Payment Restrictions



   Subject to certain exceptions described in the form of the preferred share, if we do not declare or pay a dividend on the ACE Series A Preferred Shares on any dividend payment date, then, until all accumulated and unpaid dividends are paid and the full quarterly dividend on the ACE Series A Preferred Shares for the current and all prior dividend periods is declared and paid or set apart for payment:



  . we may not take any of the following actions with respect to any of its capital stock that ranks junior to the ACE Series A Preferred Shares as to payment of dividends or upon liquidation, including our ordinary shares:



     . declare or pay any dividend or make any distribution of assets on any such junior capital stock or make any guarantee payments with respect to the foregoing, other than dividends, distributions or payments made in such junior capital stock; or



     . redeem, purchase or otherwise acquire such junior capital stock, except upon conversion or exchange for such junior capital stock;



  . we may not declare dividends or make any distributions on any of its capital stock that ranks equally with the ACE Series A Preferred Shares as to payment of dividends or upon liquidation or make any guarantee payments with respect to the foregoing, unless:



     . the dividends, distributions or payments are of our capital stock that ranks junior to the ACE Series A Preferred Shares as to payment dividends or upon liquidation; or



     . all dividends or other distributions on the ACE Series A Preferred Shares and our equally-ranking capital stock are declared and paid or set apart for payment or made pro rata such that the dividends or distributions on the ACE Series A Preferred Shares and our equally ranking capital stock will bear the same ratio that accumulated and unpaid dividends per preferred share and the equally- capital stock bear to each other; and



  . we may not redeem, purchase or otherwise acquire any of its other capital stock that ranks equally with the ACE Series A Preferred Shares as to the payment of dividends and upon liquidation, except for conversion or exchange for its capital stock that ranks junior to the ACE Series A Preferred Shares as to payment of dividends or upon liquidation.



   Market Rate Reset



   The dividend rate on the ACE Series A Preferred Shares will be reset effective May 16, 2003 to the reset rate. The reset rate will be calculated on the third business day immediately preceding May 16, 2003 and will be equal to the sum of the reset spread and the rate on the one-month U.S. Treasury bill in effect on such date and the reset spread will be determined by the reset agent as the spread required to establish the rate the ACE Series A Preferred Shares should bear for the ACE Series A Preferred Shares to have an approximate market value on the third business day immediately preceding May 16, 2003 of 100.5% of $50. However, we may limit the reset rate to be no higher than the rate on the one-month U.S. Treasury bill on May 16, 2003 plus 200 basis points (2%). The market value of the ACE Series A Preferred Shares may be less than 100.5% if the reset spread is limited to a maximum of 2%. In the event of a failed remarketing, the reset rate shall be 8.25% of $50 per year per preferred share until June 16, 2003.



   The one-month U.S. Treasury bill shall mean direct obligations of the United States, which may be obligations traded on a when-issued basis only, having a maturity comparable to the remaining term to the mandatory redemption date of the ACE Series A Preferred Shares, as agreed upon by us and the reset agent. The rate for the one-month U.S. Treasury bill will be the bid side rate displayed at 10:00 A.M., New York City time, on the third business day immediately preceding May 16, 2003 on the Telerate system. If the Telerate system is (a) no longer available on the third business day immediately preceding May 16, 2003 or (b) in the opinion of the reset agent, after consultation with us, no longer an appropriate system from which to obtain that rate, another nationally recognized quotation system as, in the opinion of the reset agent, after consultation with us, is appropriate, will be used. If that rate is not so displayed, the rate for the one-month U.S. Treasury bill shall be, as calculated by the reset agent, the yield to maturity for the one-month U.S. Treasury bill, expressed as a bond equivalent on the basis of a year of 365 or 366 days, and applied on a daily basis. It shall be computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third business day immediately preceding May 16, 2003, of three leading United States government securities dealers selected by the reset agent, after consultation with us. These dealers may include the reset agent or its affiliate.



   We currently anticipate that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the reset agent.



   On the tenth business day immediately preceding May 16, 2003, the one-month U.S. Treasury bill to be used to determine the reset rate on May 16, 2003, will be selected. On that date, the reset agent will establish the reset spread to be added to the rate on the one-month U.S. Treasury bill in effect on the third business day immediately preceding May 16, 2003 and we will announce the reset spread and the one-month U.S. Treasury bill. We will cause a notice of the reset spread and the one-month U.S. Treasury bill to be published on the business day following the reset announcement date by publication in a daily newspaper in the English language of general circulation in The City of New York, which we expect to be The Wall Street Journal (NYC edition).



   Optional Remarketing



   On or prior to the fifth business day immediately preceding May 16, 2003 but no earlier than the payment date immediately preceding May 16, 2003, holders of ACE Series A Preferred Shares which are not components of FELINE PRIDES may elect to have their ACE Series A Preferred Shares remarketed by delivering their ACE Series A Preferred Shares along with a notice of such election to the custodial agent. The custodial agent will hold these ACE Series A Preferred Shares in an account separate from the collateral account in which the pledged securities will be held. Holders of ACE Series A Preferred Shares electing to have their ACE Series A Preferred Shares remarketed will also have the right to withdraw that election on or prior to the fifth business day immediately preceding May 16, 2003.



   On the fourth business day immediately preceding May 16, 2003, the custodial agent will deliver these separate ACE Series A Preferred Shares to the remarketing agent for remarketing. The remarketing agent will use its reasonable efforts to remarket these ACE Series A Preferred Shares on that date at a price of approximately 100.5% of the aggregate stated liquidation preference of these ACE Series A Preferred Shares, plus accumulated and unpaid distributions, including any deferred distributions. The portion of the proceeds from that remarketing equal to the aggregate stated liquidation preference of these ACE Series A Preferred Shares will automatically be remitted by the remarketing agent to the custodial agent for the benefit of the holders of these ACE Series A Preferred Shares. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation preference of the remarketed securities from any amount of those proceeds in excess of the aggregate stated liquidation preference of the remarketed ACE Series A Preferred Shares plus any accumulated and unpaid distributions, including any deferred distributions, the remarketing agent will remit to the custodial agent any remaining portion of the proceeds for the benefit of that holder.



   If, despite using its reasonable efforts, the remarketing agent cannot remarket the related ACE Series A Preferred Shares of these holders at a price not less than 100% of the liquidation preference of the ACE Series A Preferred Shares plus accumulated and unpaid dividends, including any deferred dividends, or if the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, and thus resulting in a failed remarketing, the remarketing agent will promptly return these ACE Series A Preferred Shares to the custodial agent to release to these holders. We will cause a notice of the failed remarketing to be published on the second business day immediately preceding May 16, 2003 by publication in a daily newspaper in the English language of general circulation in The City of New York, which we expect to be The Wall Street Journal (NYC edition). We will endeavor to ensure that a registration statement with regard to the full amount of the ACE Series A Preferred Shares to be remarketed will be effective in a form as will enable the remarketing agent to rely on it in connection with the remarketing process. We currently anticipate that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the remarketing agent.

   Put Option



   If a failed remarketing has occurred, holders of ACE Series A Preferred Shares that are not components of FELINE PRIDES will have the right to put their ACE Series A Preferred Shares to us on May 16, 2003 upon at least three business days' prior notice at a price per preferred share equal to $50, plus any accumulated and unpaid dividends.



   Voting Rights



   The holders of the ACE Series A Preferred Shares are not entitled to any voting rights, except as required by applicable law and as described above under "Description of ACE Capital Stock-- Preferred Shares--Voting Rights". Holders of ACE Series A Preferred Shares are also entitled to vote separately as a class with respect to certain court approved schemes of arrangement or reconstruction in which we will not be the surviving entity.



   Liquidation Rights



   In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of ACE Series A Preferred Shares will be entitled to receive out of our assets available for distribution to shareholders--before any distribution of assets is made on our ordinary shares or any other class or series of our stock ranking junior to the ACE Series A Preferred Shares--a liquidating distribution in the amount of $50 per share, plus an amount equal to the sum of all accumulated and unpaid dividends, whether or not earned or declared, for the then-current dividend period and all prior dividend periods.



   After the payment to the holders of ACE Series A Preferred Shares of the full preferential amounts provided above, the holders of ACE Series A Preferred Shares will have no right or claim to any of our remaining assets.



   In the event our assets available for distribution to the holders of ACE Series A Preferred Shares upon any liquidation, dissolution or winding up, whether voluntary or involuntary, are insufficient to pay in full all amounts to which the holders are entitled as provided above, no such distribution will be made on account of any other stock ranking equally with the ACE Series A Preferred Shares as to the distribution of assets upon that liquidation, dissolution or winding up unless a pro rata distribution is made on the ACE Series A Preferred Shares, with the amount allocable to each series of that stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.



Transfer Agent



   Our registrar and transfer agent for our ordinary shares and preferred shares is Mellon Investor Services.



Transfer of Shares



   Our articles contain various provisions affecting the transferability of our shares. Under our articles, the board has absolute discretion to decline to register any transfer of shares for any reason, including its determination that the transfer would result in a person having controlled shares that constitute 10% or more of any class or series of ACE's issued shares and that a registration statement under the Securities Act with respect to the shares has not been filed. However, the board has waived its right to decline to register any transfer of shares which have been traded in the public market, including any ordinary and preferred shares offered by a prospectus supplement or which were outstanding immediately prior to ACE's initial public offering.



   Maples and Calder, our Cayman Islands counsel, has advised us that, while the precise form of the restrictions on transfers contained in our articles is untested, as a matter of general principle, restrictions on transfers of shares are enforceable under Cayman Islands law and are not uncommon. You will be deemed to own your shares for dividend, voting and reporting purposes until a transfer of the shares has been registered on our stock transfer records.



   The restrictions on voting and ownership of more than 10% of any class or series of our issued shares described above, as well as the provisions discussed below under "Anti-Takeover Effects of Articles of Association" and "Shareholder Rights Plan," may have the effect of discouraging an attempt to obtain control of ACE.



   Our articles also provide that the board may suspend the registration of transfer for any periods as the board may determine, but shall not suspend the registration of transfer for more than 45 days in any year.



Lloyd's Related Requirements



   Under Lloyd's regulations, any person who, along with any associates, beneficially holds 10% or more of the votes or economic interest in ACE, or who controls decisions by our board, is a "controller" of any ACE subsidiary that is either a Lloyd's corporate member or Lloyd's managing agent. Lloyd's imposes an absolute prohibition on any company being a controller of a Lloyd's corporate member or Lloyd's managing agent without first notifying Lloyd's and receiving its consent. However, if a person breaches the 20%, 33%, 50% or majority controller thresholds, the Lloyd's corporate member or Lloyd's managing agent must do all that lies within its powers to comply with Lloyd's requirements, which means that notice was given to the Council of Lloyd's regarding the breach of the ownership percentage and that the Council did not object. Lloyd's requires each controller to execute and deliver a declaration and undertaking to Lloyd's with representations concerning, among other things, the absence of criminal activities, censure, insolvency, civil liabilities and government investigations. Lloyd's also requires each controller to submit to the jurisdiction of the English courts. Any person that becomes the owner of 10% (or subsequently 20%, 33%, 50% or a majority) of our ordinary shares would have to deliver this declaration and undertaking to Lloyd's, unless he received an exemption from Lloyd's. The decision to grant an exemption is completely within Lloyd's discretion.



   In addition, under English law, if any person who is "connected with" a Lloyd's broker holds, or subsequently becomes the holder of, more than 5% of our ordinary shares, that Lloyd's broker risks losing its Lloyd's license. For these purposes, a person is "connected with" a Lloyd's broker if:



  . that person is the subsidiary or holding company of a corporate Lloyd's broker or a subsidiary of a holding company;



  .   that person is a director of that Lloyd's broker;



  . that person is a related company that controls or is controlled by a Lloyd's broker or any related company, which is determined by a test based on having either one-third voting rights or control of the board; or



  . any person who is a partner in, or who controls or is controlled by, that Lloyd's broker or any company which is controlled by a partner in that Lloyd's broker or any related company of any partner or any director of any controlled or related company, if the Lloyd's broker is a partnership.



Lien on Shares



   Our articles provide that we will have a first lien on all of our outstanding shares for all debts, liabilities or engagements to or with us, whether presently payable or not, except for shares which the board declares exempt. This lien extends to the payment of dividends or other money payable in respect of any ordinary shares or preferred shares subject to the lien. In addition, our directors may deduct from any dividend payable to you all sums of money presently payable by you to us on any account. However, the board has exempted the ordinary and preferred shares offered by any prospectus supplement from these provisions.

Anti-Takeover Effects of our Articles



   Our articles contain provisions that make it more difficult for an entity to acquire control of ACE by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions, as well as the shareholder rights plan described under "Shareholder Rights Plan" below, are designed to encourage persons seeking to acquire control of ACE to negotiate with our directors. We believe that, as a general rule, your interests would be best served if any change in control results from negotiations with our directors, who would negotiate based upon careful consideration of the proposed terms, including the price, the form of consideration and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of ACE, which could deprive you of opportunities to realize takeover premiums for your shares or could depress the market price of your shares.



   No Shareholder Action by Written Consent



   Our articles provide that shareholders must take any action required or permitted to be taken by them at a annual general or extraordinary general meeting of its shareholders and may not be taken by written consent or otherwise. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares is required to amend or repeal, or adopt any provision inconsistent with, this provision of our articles.



   Availability of Shares of Capital Stock for Future Issuances



   Our directors may issue shares without further action by shareholders, including by issuing warrants or rights to acquire shares to discourage or defeat unsolicited stock accumulation programs and acquisition proposals and by issuing shares in a private placement or public offering to dilute or deter stock ownership of persons seeking to obtain control of ACE. This could be enable the directors to make it more difficult for someone to effect a change in control of ACE.



   Shareholder Proposals



   Our articles provide that if you desire to submit a proposal for consideration at either an annual or extraordinary general meeting, or to nominate persons for election as directors, you must submit written notice of your intent to make the proposal or nomination to ACE's Secretary at our principal executive offices. This notice must be received not later than 60 days prior to the anniversary date of the immediately preceding annual general meeting or, with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which the notice is first sent or given to shareholders. This notice must describe the proposal or nomination in sufficient detail and must set forth the following information:



  .   your name and address;



  . a representation that you are a holder of record of shares of ACE entitled to vote at the meeting and you intend to appear in person or by proxy at the meeting to present the proposal or nomination;



  .   the class and number of shares of ACE that are beneficially owned by you;
      and



  . the reasons for conducting the proposed business at the meeting and any material interest of yours in the business.



In addition, a notice with regard to a nomination of any person for election as a director must also contain:



  .   the name and address of any person to be nominated;



  . a description of all arrangements or understandings between you and each nominee and any other person or persons;



  . any other information regarding the nominee as would be required to be included in a proxy statement; and



  .   the consent of each nominee to serve as a director of ACE, if so elected.

   The presiding officer of the annual general meeting or extraordinary general meeting will, if the facts warrant, refuse to acknowledge a proposal or nomination not properly made.



   This advance notice for shareholders' proposals provision may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares will be required to amend or repeal, or adopt any provision inconsistent with, this provision.



Shareholder Rights Plan



   On May 7, 1999, ACE's board declared a dividend of one preference share purchase right for each outstanding ordinary share to shareholders of record at the close of business on June 1, 1999. Generally, each right, entitles the holder to purchase from us one one-thousandth of a series A junior participating preference share at an exercise price of $150, subject to antidilution adjustments. Because of the nature of the preference shares' dividend, liquidation and voting rights, the value of the one one-thousandth of a preference share should approximate the value of one ordinary share.



   These purchase rights generally will only be exercisable:



  . 10 days following a public announcement that a person or a group of affiliated or associated persons has acquired, or obtained the right to acquire, 15% or more of our outstanding ordinary shares; or



  . 15 business days following the commencement of, or the announcement of an intention to make, a tender or exchange offer for 15% or more of our outstanding ordinary shares.



   Generally, if any person or group acquires, or obtains the right to acquire, 15% or more of our outstanding ordinary shares, each right, except for rights held by this person or group, will entitle its holder to purchase ordinary shares having a value equal to two times the exercise price of the right. If ACE is acquired in a merger, amalgamation or other business combination transaction, or if 50% or more of ACE's assets or earnings power is sold, then proper provision will be made so that each holder of a right, except for a person or group acquiring, or obtaining the right to acquire, 15% or more of our outstanding ordinary shares, will be entitled to receive common stock of the acquiring or surviving company having a value equal to two times the exercise price of the right.



   In addition, our board has the option, at any time after any person or group acquires, or obtains the right to acquire, 15% or more of our outstanding ordinary shares, but before they acquires 50% or more of our outstanding ordinary shares, to exchange each right, except for rights held by this person or group, for one ordinary share. Further, at any time prior to the time that any person or group acquires, or obtains the right to acquire, 15% or more of our outstanding ordinary shares, our board may redeem the rights in whole, but not in part, at a price of $0.01 per right. These rights will expire on June 1, 2009 if they have not been previously exercised, exchanged or redeemed.

                     DESCRIPTION OF THE DEPOSITARY SHARES



General



   We may, as set forth in the applicable prospectus supplement, offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. In this event, depositary receipts evidencing depositary shares issued pursuant to the deposit agreement will be issued to those persons purchasing the fractional shares of the related preferred shares as described in the applicable prospectus supplement. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to these exhibits.



   The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among ACE, a depositary selected by ACE and the holders of the depositary receipts, referred to in this section as owners. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the applicable fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.





   Pending the preparation of definitive depositary receipts, the depositary may, upon the written order of ACE, issue temporary depositary receipts substantially identical, and entitling the owners to all the rights pertaining, to the definitive depositary receipts. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the owners.



Dividends and Other Distributions



   The depositary will distribute all cash dividends or other distributions received in respect of the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make this distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.



Withdrawal of Shares



   Upon surrender of the depositary receipts at the depositary's corporate trust office, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Owners will be entitled to receive whole shares of the related preferred shares as set forth in the applicable prospectus supplement, but holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the depositary receipts delivered by owners evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts to the depositary.



Redemption of Depositary Shares



   Whenever we redeem preferred shares held by the depositary, the depositary will concomitantly redeem the number of depositary shares representing shares of the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per related preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Shares



   Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the applicable record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the record owners.



Amendment and Termination of the Deposit Agreement



   Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between ACE and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:



  .   if all outstanding depositary shares have been redeemed;



  . if there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of ACE and the distribution has been distributed to the owners; or



  . upon the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.



Charges of Depositary



   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.



   The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.



Miscellaneous



   The depositary will forward all reports and communications from us which are delivered to it and which we are required to furnish to the holders of the preferred shares.



   Neither the depositary nor ACE will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. ACE's and the depositary's obligations will be limited to performance in good faith of the duties under the deposit agreement, and neither ACE nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished. ACE and the depositary may rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, owners or other persons believed to be competent and on documents believed to be genuine.



Resignation and Removal of Depositary



   The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                      DESCRIPTION OF ACE DEBT SECURITIES



   The following description of the ACE debt securities sets forth the material terms and provisions of the ACE debt securities. The ACE senior debt securities are to be issued under an indenture, referred to in this prospectus as the ACE senior indenture, between ACE and Bank One Trust Company, N.A., as trustee, dated as of March 15, 2002, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The ACE subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the ACE subordinated indenture, between ACE and Bank One Trust Company, N.A., as trustee, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The ACE senior indenture and the ACE subordinated indenture are sometimes referred to in this prospectus collectively as the ACE indentures and each individually as an ACE indenture. The specific terms applicable to a particular issuance of ACE debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.



   Because the following is a summary of the material terms and provisions of the ACE indentures and the ACE debt securities, it is not complete and you should refer to the forms of the ACE indentures and the ACE debt securities for complete information regarding the terms and provisions of the ACE indentures, including the definitions of some of the terms used below, and the ACE debt securities. Wherever particular articles, sections or defined terms of an ACE indenture are referred to, those articles, sections or defined terms are incorporated in this prospectus by reference, and the statement in connection with which the reference is made is qualified in its entirety by the reference. The ACE indentures are substantially identical, except for the covenants of ACE and provisions relating to subordination.



General



   The ACE indentures do not limit the aggregate principal amount of ACE debt securities which ACE may issue and provide that ACE may issue ACE debt securities under the ACE indentures from time to time in one or more series. (Section 3.1) The ACE indentures do not limit the amount of other indebtedness, as defined below, or ACE debt securities other than specified secured indebtedness, as described below, which ACE or its subsidiaries may issue.



   Unless otherwise provided in a prospectus supplement, the ACE senior debt securities will be its unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness. The ACE subordinated debt securities will be its unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of its senior indebtedness, which term includes ACE senior debt securities, as described below under "Subordination of ACE Subordinated Debt Securities."



   Because ACE is a holding company, its rights and the rights of its creditors, including you, as a holder of ACE debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that ACE may itself be a creditor with recognized claims against the subsidiary. The right of ACE's creditors, including you, to participate in the distribution of stock owned by ACE in some of its subsidiaries, including ACE's insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.



   Each prospectus supplement will describe the following terms of the offered ACE debt securities:



  . the title of, and the series in which, the ACE debt securities will be included, which may include medium-term notes;



  .   any limit upon the aggregate principal amount;



  . the date or dates, or the method or methods, if any, by which the date or dates will be determined, on which the principal will be payable;

  . the rate or rates at which the ACE debt securities will bear interest, if any, which rate may be zero in the case of ACE debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which the rate or rates will be determined, including, if applicable, any remarketing option or similar method;



  . the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;



  . the date or dates on which interest, if any, on the ACE debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be payable;



  . whether and on what terms ACE will have the option to redeem the ACE debt securities in lieu of paying additional amounts in respect of Bermuda or Cayman Islands taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;



  . the place or places where the principal of, any premium or interest on or any additional amounts with respect to any ACE debt securities will be payable, where any of ACE debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any ACE debt securities may be surrendered for conversion or exchange;



  . whether any of the ACE debt securities are to be redeemable at ACE's option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;



  . whether ACE will be obligated to redeem or purchase any of the ACE debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which the ACE debt securities must be redeemed or purchased, in whole or in part, pursuant to this obligation and any provisions for the remarketing of the ACE debt securities so redeemed or purchased;



  . if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any ACE debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any ACE debt securities to be issued in bearer form will be issuable;



  . whether the ACE debt securities will be convertible into ordinary shares and/or exchangeable for other securities, whether or not issued by ACE and, if so, the terms and conditions upon which the ACE debt securities will be convertible or exchangeable;



  . if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the ACE debt securities that will be payable upon declaration of acceleration of the maturity of the ACE debt securities;



  . if other than United States dollars, the currency of payment, including composite currencies, in which the principal of, any premium or interest on or any additional amounts with respect to ACE debt securities will be paid;



  . whether the principal of, any premium or interest on or any additional amounts with respect to ACE debt securities will be payable, at the election of ACE or you, in a currency other than that in which the ACE debt securities are stated to be payable, and the date or dates on which, the period or periods within which, and the other terms and conditions upon which this election may be made;



  . any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to ACE debt securities;



  . whether the ACE debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

  . whether the ACE debt securities are ACE senior debt securities or subordinated debt securities and, if ACE subordinated debt securities, the applicable subordination provisions;



  . in the case of ACE subordinated debt securities, the relative degree, if any, to which the ACE subordinated debt securities will be senior to or be subordinated to other series of ACE subordinated debt securities or other indebtedness of ACE in right of payment, whether the other series of ACE subordinated debt securities or other indebtedness is outstanding or not;



  . any deletions from, modifications of or additions to the events of default or covenants of ACE;



  . whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to the ACE debt securities;



  . whether any of the ACE debt securities are to be issued upon the exercise of warrants and the time, manner and place for the ACE debt securities to be authenticated and delivered; and



  . any other terms of the ACE debt securities and any other deletions from or modifications or additions to the applicable ACE indenture. (Section 3.1)


   ACE will have the ability under the ACE indentures to "reopen" a previously issued series of ACE debt securities and issue additional ACE debt securities of that series or establish additional terms of that series. ACE is also permitted to issue ACE debt securities with the same terms as previously issued ACE debt securities. (Section 3.1)




   Unless otherwise set forth in the applicable prospectus supplement, principal of premium and interest on and additional amounts, if any, with respect to any ACE debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by ACE for this purpose. Interest on ACE debt securities issued in registered form:



  . may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and



  . will be payable on any interest payment date to the persons in whose names the ACE debt securities are registered at the close of business on the regular record date with respect to the interest payment date.



   ACE will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, ACE is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE debt securities are payable. (Sections 3.7 and 10.2)



   Unless otherwise set forth in the applicable prospectus supplement, you may present the ACE debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by ACE or the security registrar, or exchange for other ACE debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by ACE for this purposes, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although ACE may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. ACE is not required to:



  . issue, register the transfer of, or exchange ACE debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any ACE debt securities and ending at the close of business on the day of mailing; or



  . register the transfer of or exchange any ACE debt security selected for redemption, in whole or in part, except the unredeemed portion of any ACE debt security being redeemed in part. (Section 3.5)

   Unless otherwise set forth in the applicable prospectus supplement, we will only issue the ACE debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. (Section 3.2) If the ACE debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. Federal income tax considerations applicable to these securities, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.



   The ACE debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. ACE debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.



   If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any ACE debt securities is payable in, or if any ACE debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.



   Unless otherwise set forth in the applicable prospectus supplement, other than as described below under "--Covenants Applicable to ACE Senior Debt Securities--Limitation on Liens on Stock of Designated Subsidiaries," the ACE indentures do not limit ACE's ability to incur indebtedness or protect holders of the ACE debt securities in the event of a sudden and significant decline in the credit quality of ACE or a takeover, recapitalization or highly leveraged or similar transaction involving ACE. Accordingly, ACE could in the future enter into transactions that could increase the amount of its outstanding indebtedness or otherwise affect its capital structure or credit rating.



Conversion and Exchange



   The terms, if any, on which ACE debt securities are convertible into or exchangeable for, either mandatorily, at your option or at ACE's option, property or cash, ordinary shares, preferred shares or other securities, whether or not issued by ACE, or a combination of any of these, will be set forth in the applicable prospectus supplement.



Global Securities



   The ACE debt securities may be issued, in whole or in part, in the form of one or more global security(ies) that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global ACE debt security will be shown on, and transfers of the ACE debt securities will be effected only through, records maintained by the depositary and its participants as described below.



   The specific terms of the depositary arrangement will be described in the applicable prospectus supplement, however, we anticipate that the following provisions will apply to all depositary arrangements.



   Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the ACE debt securities represented by the global security. The accounts will be designated by the underwriters or agents with respect to the ACE debt securities or by ACE if the ACE debt securities are offered and sold directly by ACE. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.



   So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the ACE debt securities represented by the global security for all purposes under the applicable ACE indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have ACE debt securities represented by the global security registered in their names and will not receive or be entitled to receive physical delivery of ACE debt securities in definitive form.



   Principal of, any premium and interest on and any additional amounts with respect to ACE debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the ACE debt securities. None of ACE, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the ACE debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.



   ACE expects that the depositary or its nominee, upon receipt of any payment with respect to the ACE debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the global security for the ACE debt securities as shown on its records. ACE also expects that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in street name, and will be the responsibility of the participants.



   The ACE indentures provide that if:



  . the depositary for a series of ACE debt securities notifies ACE that it is unwilling or unable to continue as depositary, or if the depositary ceases to be eligible under the applicable ACE indenture, and a successor depositary is not appointed by ACE within 90 days of written notice;



  . ACE determines that the ACE debt securities will no longer be represented by global securities and executes and delivers to the trustee a company order to this effect; or



  . an event of default with respect to the ACE debt securities has occurred and is continuing,



the global securities will be exchanged for ACE debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.



   Definitive ACE debt securities will be registered in the name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.



Payment of Additional Amounts



   ACE will make all payments of principal of and premium, if any, interest and any other amounts on or in respect of the ACE debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Bermuda, each referred to as a taxing jurisdiction, or any political subdivision or taxing authority of the taxing jurisdiction, unless the taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:



  . the laws or any regulations or rulings promulgated under the laws of a taxing jurisdiction or any political subdivision or taxing authority of the taxing jurisdiction; or

  . an official position regarding the application, administration, interpretation or enforcement of any laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision of the taxing jurisdiction.



   If a withholding or deduction at source is required, ACE will, subject to limitations and exceptions described below, pay to you any additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to you, after the withholding or deduction, will not be less than the amount provided for in the ACE debt security and the applicable ACE indenture to be then due and payable.



   ACE will not be required to pay any additional amounts for or on account of:



  . any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that you:



     . were a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the ACE debt security,



     . presented the ACE debt security for payment in the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction, unless the ACE debt security could not have been presented for payment elsewhere, or



     . presented the ACE debt security for payment more than 30 days after the date on which the payment in respect of the ACE debt security became due and payable or provided for, whichever is later, except to the extent that you would have been entitled to these additional amounts if you had presented the ACE debt security for payment on any day within that 30-day period;



  . any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;



  . any tax, assessment or other governmental charge that is imposed or withheld by reason of your failure, as the beneficial owner of the ACE debt security, to comply with any reasonable request by ACE addressed to you within 90 days of ACE's request:



        . to provide information concerning your nationality, residence or identity or that of the beneficial owner; or



        . to make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or



  .   any combination of the above items.



   In addition, ACE will not pay additional amounts with respect to any payment of principal of, or premium, if any, or interest on or any other amounts with respect to, any ACE debt security if you are a fiduciary or partnership or other than the sole beneficial owner of the ACE debt security to the extent the payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of the ACE debt security. (Section 10.4)

Covenants Applicable to ACE Senior Debt Securities



   Limitation on Liens on Stock of Designated Subsidiaries



   Under the ACE senior indenture, ACE will covenant that, so long as any ACE senior debt securities are outstanding, it will not, nor will it permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any designated subsidiary, whether these shares of stock are now owned or later acquired, unless ACE concurrently provides that the ACE senior debt securities and, if ACE so elects, any other indebtedness of ACE that is not subordinate to the ACE senior debt securities, will be secured equally and ratably with this indebtedness for at least the time period this other indebtedness is so secured. (Section 10.5 of the ACE senior indenture)



   For purposes of the ACE indentures, "capital stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in, however designated, equity of a person, including preferred stock, but excluding any debt securities convertible into equity. (Section 1.1 of the ACE indentures)



   The term "designated subsidiary" means any present or future consolidated subsidiary of ACE, the consolidated net worth of which constitutes at least 5% of ACE's consolidated net worth. (Section 1.1 of the ACE senior indenture) As of September 30, 2002, ACE's designated subsidiaries were ACE Bermuda, Tempest, ACE INA and ACE USA.



   For purposes of the ACE indentures, the term "indebtedness" means, with respect to any person:



  .   the principal of and any premium and interest on:



     .   indebtedness for money borrowed and



     . indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;



  .   all capitalized lease obligations;



  . all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;



  . all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent these letters of credit are not drawn upon;



  . all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;



  . all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and



  . any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above. (Section 1.1)



   Limitations on Disposition of Stock of Designated Subsidiaries



   The ACE senior indenture also provides that, so long as any ACE senior debt securities are outstanding and except in a transaction otherwise governed by the ACE indentures, ACE will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights of any kind, of any designated subsidiary. Similarly, ACE will not permit any designated subsidiary to issue, other than to ACE, these types of securities, warrants, rights or options, other than director's qualifying shares and preferred stock having no voting rights of any kind, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, ACE would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.



   However, ACE may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by ACE's board pursuant to a resolution adopted in good faith or if required by any law, regulation or order of any governmental or insurance regulatory authority. ACE may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of ACE, the shares of capital stock of which ACE owns at least 80% or, subject to the provisions described under "--Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, assign, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by ACE's board pursuant to a resolution adopted in good faith. (Section 10.6 of the ACE senior indenture)



Consolidation, Amalgamation, Merger and Sale of Assets



   Each ACE indenture provides that ACE may not:



  . consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, or



  . permit any person to consolidate or amalgamate with or merge into ACE, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to ACE,



unless,



  . the person is a corporation organized and existing under the laws of the United States of America, any state of the U.S., the District of Columbia, Bermuda or the Cayman Islands;



  . the surviving entity expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the ACE debt securities and the performance of ACE's obligations under the ACE indenture and the ACE debt securities;



  . the surviving entity provides for conversion or exchange rights in accordance with the provisions of the ACE debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; and



  . immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of ACE or a subsidiary as a result of the transaction as having been incurred by ACE or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing. (Section 8.1)



Events of Default



   Each of the following events will constitute an event of default under each ACE indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:



  . default in the payment of any interest on, or any additional amounts payable with respect to, any ACE debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;


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


  . default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any ACE debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;



  . default in the deposit of any sinking fund payment, when and as due by the terms of any ACE debt security;



  . default in the performance, or breach, of any covenant or warranty of ACE for the benefit of the holders of the ACE debt securities, and the continuance of this default or breach for a period of 60 days after ACE has received written notice from the holders;



  . if any event of default, as defined in any mortgage, indenture or instrument under which ACE may issue, or by which ACE may secure or evidence, any of its indebtedness, including an event of default under any other series of ACE debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after ACE has received written notice;



  . ACE shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;



  .   events in bankruptcy, insolvency or reorganization of ACE; and



  . any other event of default, which will be described in the applicable prospectus supplement. (Section 5.1)



   If an event of default with respect to the ACE debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding ACE debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the ACE debt securities, of all outstanding ACE debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the ACE debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the ACE debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)



   Each ACE indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee will transmit notice of the default to each holder of the ACE debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any ACE debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders. (Section 6.2)



   If an event of default occurs and is continuing with respect to the ACE debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of ACE debt securities by all appropriate judicial proceedings. (Section 5.3) Each ACE indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the ACE indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. (Section 6.1) Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding ACE debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the ACE debt securities of the series. (Section 5.12)



Modification and Waiver



   ACE and the trustee may modify or amend either ACE indenture with the consent of the holders of not less than a majority in principal amount of the outstanding ACE debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:



  . change the stated maturity of the principal of, any premium or installment of interest on or any additional amounts with respect to any ACE debt security,



  . reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any ACE debt security,



  .   change the obligation of ACE to pay additional amounts,



  . reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy,



  . change the redemption provisions or adversely affect the right of repayment at the option of any holder,



  . change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any ACE debt security is payable,



  . impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any ACE debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date,



  . reduce the percentage in principal amount of the outstanding ACE debt securities, the consent of whose holders is required in order to take specific actions,



  . reduce the requirements for quorum or voting by holders of ACE debt securities in specified circumstances,



  . modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of ACE debt securities, except to increase any percentage vote required or to provide that other provisions of the ACE indenture cannot be modified or waived without the consent of the holder of each ACE debt security affected by the modification,



  . make any change that adversely affects the right to convert or exchange any ACE debt security into or for ordinary shares of ACE or other securities, whether or not issued by ACE, cash or property in accordance with its terms,



  . modify any of the provisions of the ACE subordinated indenture relating to the subordination of the ACE subordinated debt securities in a manner adverse to holders of ACE subordinated debt securities, or



  .   modify any of the above provisions. (Section 9.2)



   In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the ACE subordinated indenture in any manner which might terminate or impair the subordination of the ACE subordinated debt securities of any series to senior indebtedness without the prior written consent of the holders of the senior indebtedness. (Section 9.7 of the ACE subordinated indenture)



   ACE and the trustee may modify or amend either ACE indenture and the ACE debt securities of any series without the consent of any holder in order to, among other things:



  . provide for a successor to ACE pursuant to a consolidation, amalgamation, merger or sale of assets;



  . add to the covenants of ACE for the benefit of the holders of all or any series of ACE debt securities or to surrender any right or power conferred upon ACE;



  . provide for a successor trustee with respect to the ACE debt securities of all or any series;



  . cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either ACE indenture which will not adversely affect the interests of the holders of ACE debt securities of any series;



  . change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of ACE debt securities;



  . add any additional events of default with respect to all or any series of ACE debt securities;



  .   secure the ACE debt securities;



  . provide for conversion or exchange rights of the holders of any series of ACE debt securities; or



  . make any other change that does not materially adversely affect the interests of the holders of any ACE debt securities then outstanding. (Section 9.1)



   The holders of at least a majority in principal amount of the outstanding ACE debt securities of any series may, on behalf of the holders of all ACE debt securities of that series, waive compliance by ACE with specified covenants. (Section 10.8 of the ACE senior indenture; Section 10.6 of the ACE subordinated indenture) The holders of not less than a majority in principal amount of the outstanding ACE debt securities of any series may, on behalf of the holders of all ACE debt securities of that series, waive any past default and its consequences with respect to the ACE debt securities of that series, except a default:



  . in the payment of principal of, any premium or interest on or any additional amounts with respect to ACE debt securities of that series; or



  . in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding ACE debt security of any series affected. (Section 5.13)



   Under each ACE indenture, ACE must annually furnish the trustee annually a statement regarding its performance of specified obligations and any default in its performance under the applicable ACE indenture. ACE is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform, or breach of, any covenant or warranty contained in the applicable ACE indenture or the ACE debt securities. (Section 10.9 of the ACE senior indenture; Section 10.7 of the ACE subordinated indenture)



Discharge, Defeasance and Covenant Defeasance



   ACE may discharge specified of its obligations by depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the ACE debt securities with respect to principal and any premium, interest and additional amounts to the date of the deposit if the ACE debt securities have become due and payable or to the maturity of the ACE debt securities, as the case may be. (Section 4.1)


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


   Each ACE indenture also provides that, generally, ACE may elect either:



  . to be discharged from any and all obligations with respect to the ACE debt securities, except for, among other things:



  . the obligation to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the ACE debt securities and



  . other obligations to register the transfer or exchange of the ACE debt securities,



  . to replace temporary or mutilated, destroyed, lost or stolen ACE debt securities,



  . to maintain an office or agency with respect to the ACE debt securities and



  . to hold moneys for payment in trust, each of the above of which is referred to in this prospectus as defeasance, or



  . to be released from its obligations with respect to the ACE debt securities under specified covenants.



   Any omission to comply with these obligations will not constitute an event of default with respect to the ACE debt securities and is referred to in this prospectus as covenant defeasance.



   Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by ACE with the trustee, in trust, of a cash amount or government obligations, or both, applicable to the ACE debt securities, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on and any additional amounts with respect to, the ACE debt securities on the scheduled due dates. (Section 4.2) For purposes of the ACE indentures, "government obligations" means debt securities which are:



  . direct obligations of the United States or the government or the governments which issued the foreign currency in which the ACE debt securities are payable, for the payment of which its full faith and credit is pledged; or



  . obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments which issued the foreign currency in which the ACE debt securities are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or the other government or governments; and



which, in both cases, are not callable or redeemable at the option of the issuer or issuers of the obligation, and will also include a depository receipt issued by a bank or trust company as custodian with respect to the government obligation or a specific payment of interest on or principal of or any other amount with respect to the government obligation held by the custodian for the account of the holder of the depository receipt. However, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depository receipt. (Section 1.1)



   A trust may only be established if, among other things:



  . the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable ACE indenture or any other material agreement or instrument to which ACE is a party or by which it is bound;



  . no event of default or event which with notice or lapse of time or both would become an event of default with respect to the ACE debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

  . ACE has delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by ACE, a revenue ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable ACE indenture. (Section 4.2)



   If, after ACE has deposited funds and/or government obligations to effect defeasance or covenant defeasance,



  . you elect to, and do, receive payment in a currency other than that in which the deposit has been made in respect of your ACE debt security, or



  . a conversion event occurs in respect of the foreign currency in which the deposit has been made,



the indebtedness represented by the ACE debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on and any additional amounts with respect to the ACE debt security as it becomes due out of the proceeds yielded by converting the amount or other properties deposited in respect of the ACE debt security into the currency in which the ACE debt security becomes payable as a result of the election or conversion event based on either the applicable market exchange rate for the currency in effect on the second business day prior to the payment date, or the applicable market exchange rate for the foreign currency in effect, as nearly as feasible, at the time of the conversion event. (Section 4.2) For purposes of the ACE indentures, "conversion event" means the cessation of use of:



  . a foreign currency both by the government of the country or countries which issued it and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or



  . any currency unit or composite currency for the purposes for which it was established.



   All payments of principal of, any premium and interest on and any additional amounts with respect to any ACE debt security that are payable in a foreign currency that ceases to be used by the government or governments of issuance will be made in U.S. dollars. (Section 1.1)





   If ACE effects covenant defeasance with respect to any ACE debt securities and they are declared due and payable because of the occurrence of any event of default other than an event of default for which ACE has effected covenant defeasance, the amount in the foreign currency in which the ACE debt securities are payable and the government obligations on deposit with the trustee will be sufficient to pay amounts due on the ACE debt securities at the time of the stated maturity. However, these amounts may not be sufficient to pay amounts due on the ACE debt securities at the time of the acceleration resulting from the event of default. In this case, ACE would remain liable to make payment of the amounts due at the time of acceleration.



Subordination of ACE Subordinated Debt Securities



   The ACE subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section
16.1 of the ACE subordinated indenture) Upon any payment or distribution of assets of ACE of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of ACE subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on or any additional amounts with respect to the ACE subordinated debt securities. This means that the holders of senior indebtedness will be entitled to receive any payment or distribution of any kind or character, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ACE being subordinated to the payment of ACE subordinated debt securities, which may be payable or deliverable in respect of the ACE subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the ACE subordinated indenture)



   By reason of subordination, in the event of liquidation or insolvency of ACE, holders of senior indebtedness and holders of other obligations of ACE that are not subordinated to senior indebtedness may recover more ratably than the holders of the ACE subordinated debt securities.



   Subject to the payment in full of all senior indebtedness, your rights, as a holder of the ACE subordinated debt securities, will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of cash, property or securities of ACE applicable to the senior indebtedness until the principal of, any premium and interest on and any additional amounts with respect to the ACE senior debt securities have been paid in full. (Section 16.4 of the ACE subordinated indenture)



   No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the ACE subordinated debt securities of any series may be made:



  . if any senior indebtedness is not paid when due and any applicable grace period with respect to the default has ended and has not been cured or waived or ceased to exist, or



  . if the maturity of any senior indebtedness has been accelerated because of a default. (Section 16.2 of the ACE subordinated indenture)



   The ACE subordinated indenture does not limit or prohibit ACE from incurring additional senior indebtedness, which may include indebtedness that is senior to the ACE subordinated debt securities but subordinate to other obligations of ACE. The ACE senior debt securities will constitute senior indebtedness with respect to the ACE subordinated debt securities.



   The term "senior indebtedness" means all indebtedness of ACE outstanding at any time, except:



  .   the ACE subordinated debt securities of the series;



  . indebtedness as to which, by the terms of the instrument creating or evidencing the indebtedness, it is provided that the indebtedness is subordinated to or ranks equally with the ACE subordinated debt securities;



  .   indebtedness of ACE to an affiliate of ACE;



  . interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE in a proceeding under federal or state bankruptcy laws; and



  .   trade accounts payable.



   Senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness. (Sections 1.1 and 16.8 of the ACE subordinated indenture)



   The ACE subordinated indenture provides that these subordination provisions may be changed prior to issuance of the ACE subordinated debt securities. Any change would be described in the applicable prospectus supplement.

New York Law to Govern



   The ACE indentures and the ACE debt securities will be governed by, and construed in accordance with, the laws of the state of New York. (Section 1.13)



Information Concerning the Trustee



   ACE may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with Bank One Trust Company, N.A. and its affiliates in the ordinary course of business.



   Under each ACE indenture, Bank One Trust Company is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable ACE indenture and related matters. (Section 7.3)

           DESCRIPTION OF ACE INA DEBT SECURITIES AND ACE GUARANTEE


   The following description of the ACE INA debt securities and the ACE guarantee sets forth the material terms and provisions of the ACE INA debt securities and the ACE guarantee to which any prospectus supplement may relate. The ACE INA senior debt securities are to be issued under an indenture, referred to in this prospectus as the ACE INA senior indenture, among ACE INA, ACE and Bank One Trust Company, N.A., as trustee, dated as of August 1, 1999, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The ACE INA subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the ACE INA subordinated indenture, among ACE INA, ACE and Bank One Trust Company, N.A., as trustee, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The ACE INA senior indenture and the ACE INA subordinated indenture are sometimes referred to herein collectively as the ACE INA indentures and each individually as an ACE INA indenture. The specific terms applicable to a particular issuance of ACE INA debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.



   Because the following is a summary of the material terms and provisions of the ACE INA indentures, the ACE INA debt securities and the ACE guarantee, it is not complete and you should refer to the ACE INA indentures and the ACE INA debt securities for complete information regarding the terms and provisions of the ACE INA indentures, including the definitions of some of the terms used below, the ACE INA debt securities and the ACE guarantee. Wherever particular articles, sections or defined terms of an ACE INA indenture are referred to, those articles, sections or defined terms are incorporated in this prospectus by reference, and the statement in connection with which the reference is made is qualified in its entirety by the reference. The ACE INA indentures are substantially identical, except for the covenants of ACE INA and ACE and provisions relating to subordination.



General



   The ACE INA indentures do not limit the aggregate principal amount of ACE INA debt securities which ACE INA may issue and provide that ACE INA may issue ACE INA debt securities under the ACE INA indenture from time to time in one or more series. (Section 3.1) The ACE INA indentures do not limit the amount of other indebtedness, as defined below, or ACE INA debt securities, other than secured indebtedness as described below, which ACE, ACE INA or their respective subsidiaries may issue.



   Unless otherwise set forth in the applicable prospectus supplement, the ACE INA senior debt securities will be unsecured obligations of ACE INA and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of ACE INA's senior indebtedness, which term includes ACE INA senior debt securities, as described below under "Subordination of ACE INA Subordinated Debt Securities." The ACE INA subordinated debt securities of any series issued to an ACE Trust will rank equally with each other series of ACE INA subordinated debt securities issued to other ACE Trusts.



   Because ACE INA is a holding company, its rights and the rights of its creditors, including you as a holder of ACE INA debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that ACE INA may itself be a creditor with recognized claims against the subsidiary. The rights of creditors of ACE INA, including you as a holder of ACE INA debt securities, to participate in the distribution of stock owned by ACE INA in its subsidiaries, including ACE INA's insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.



   If ACE INA subordinated debt securities are issued to an ACE Trust in connection with the issuance of preferred securities and common securities by that ACE Trust, these ACE INA subordinated debt securities may subsequently be distributed pro rata to the holders of the preferred securities and common securities in connection with the dissolution of that ACE Trust. This type of distribution would only occur upon the occurrence of specified events, which will be described in the applicable prospectus supplement. Only one series of ACE INA subordinated debt securities will be issued to an ACE Trust in connection with the issuance of preferred securities and common securities by that ACE Trust.



   The applicable prospectus supplement will describe the following terms of the offered ACE INA debt securities:



  . the title of the ACE INA debt securities and the series in which the ACE INA debt securities will be included, which may include medium-term notes;



  .   any limit upon the aggregate principal amount;



  . the date or dates, or the method or methods, if any, by which the date or dates will be determined, on which the principal of the ACE INA debt securities will be payable;



  . the rate or rates at which the ACE INA debt securities will bear interest, if any, or the method by which the rate or rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of ACE INA debt securities issued at an issue price representing a discount from the principal amount payable at maturity;



  . the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;



  . the date or dates on which interest, if any, on the ACE INA debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be payable;



  . whether and under what circumstances additional amounts in respect of taxes, fees, duties, assessments or governmental charges that might be imposed on holders of the ACE INA debt securities will be payable and, if so, whether and on what terms ACE INA will have the option to redeem the ACE INA debt securities in lieu of paying the additional amounts and the terms of this option;



  . the place or places where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities will be payable, where any of the ACE INA debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the ACE INA debt securities may be surrendered for conversion or exchange;



  . whether any of the ACE INA debt securities are to be redeemable at the option of ACE INA and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of ACE INA;



  . whether ACE INA will be obligated to redeem or purchase any of the ACE INA debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates on which the period or periods within which, the price or prices at which and the other terms and conditions upon which the ACE INA debt securities will be redeemed or purchased, in whole or in part, pursuant to this obligation, and any provisions for the remarketing of the ACE INA debt securities redeemed or purchased;



  . if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any ACE INA debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any ACE INA debt securities to be issued in bearer form will be issuable;



  . whether the ACE INA debt securities will be convertible into other securities of ACE INA and/or exchangeable for securities of ACE or other issuers and, if so, the terms and conditions upon which the ACE INA debt securities will be convertible or exchangeable;

  . if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the ACE INA debt securities that will be payable upon declaration of acceleration of the maturity of the ACE INA debt securities;



  . if other than United States dollars, the currency of payment, including composite currencies, in which the principal of, any premium or interest on or any additional amounts with respect to any of the ACE INA debt securities will be payable;



  . whether the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities will be payable, at the election of ACE INA or you, in a currency other than that in which the ACE INA debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, this election may be made;



  . any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities;



  . whether the ACE INA debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;



  . whether the ACE INA debt securities are senior or subordinated debt securities and, if subordinated debt securities, the applicable subordination provisions;



  . in the case of ACE INA subordinated debt securities issued to an ACE Trust, the terms and conditions of any obligation or right of ACE INA or you to convert or exchange the ACE INA subordinated debt securities into preferred securities of that ACE Trust;



  . in the case of ACE INA subordinated debt securities issued to an ACE Trust, the specifics of the restated trust agreement and, if applicable, the agreement relating to ACE's guarantee of the preferred securities of that ACE Trust;



  . in the case of ACE INA subordinated debt securities, the relative degree, if any, to which the ACE INA subordinated debt securities of the series and the related ACE guarantee will be senior to or be subordinated to other series of ACE INA subordinated debt securities and the related ACE guarantee(s) or other indebtedness of ACE INA or ACE, as the case may be, in right of payment, whether the other series of ACE INA subordinated debt securities or other indebtedness is outstanding or not;



  . any deletions from, modifications of or additions to the events of default or covenants of ACE INA or ACE with respect to the ACE INA debt securities;



  . whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to the ACE INA debt securities;



  . whether any of the ACE INA debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the ACE INA debt securities to be authenticated and delivered; and



  . any other terms of the ACE INA debt securities and any other deletions from or modifications or additions to the applicable ACE INA indenture in respect of the ACE INA debt securities. (Section 3.1)



   ACE INA will have the ability under the ACE INA indentures to reopen a previously issued series of ACE INA debt securities and issue additional ACE INA debt securities of that series or establish additional terms of that series. ACE INA is also permitted to issue ACE INA debt securities with the same terms as previously issued ACE INA debt securities. (Section 3.1)

   Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, with respect to any ACE INA debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by ACE INA for this purpose. Interest on ACE INA debt securities issued in registered form:



  . may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and



  . will be payable on any interest payment date to the persons in whose names the ACE INA debt securities are registered at the close of business on the regular record date with respect to the interest payment date.



   ACE INA will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, ACE INA is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities are payable. (Sections 3.7 and 10.2)



   Unless otherwise set forth in the applicable prospectus supplement, you may present the ACE INA debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by ACE INA or the security registrar, or exchange for other ACE INA debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by ACE INA for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although ACE INA may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. ACE INA is not required to:



  . issue, register the transfer of, or exchange, ACE INA debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any ACE INA debt securities and ending at the close of business on the day of mailing; or



  . register the transfer of or exchange any ACE INA debt security selected for redemption, in whole or in part, except the unredeemed portion of any ACE INA debt security being redeemed in part. (Section 3.5)



   ACE INA has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by ACE INA will be named in the applicable prospectus supplement. At any time, ACE INA may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, ACE INA is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities are payable. (Section 10.2)



   Unless otherwise set forth in the applicable prospectus supplement, we will only issue the ACE INA debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. (Section 3.2) If the ACE INA debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. Federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.



   The ACE INA debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. ACE INA debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

   If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any ACE INA debt securities is payable, or if any ACE INA debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.



   Unless otherwise set forth in the applicable prospectus supplement, other than as described below under "--Covenants Applicable to ACE INA Senior Debt Securities--Limitation on Liens on Stock of Designated Subsidiaries," the ACE INA indentures do not contain any provisions that would limit the ability of ACE INA to incur indebtedness or that would afford holders of ACE INA debt securities protection in the event of a sudden and significant decline in the credit quality of ACE INA or ACE or a takeover, recapitalization or highly leveraged or similar transaction involving ACE INA or ACE. Accordingly, ACE INA or ACE could in the future enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.



ACE Guarantee



   ACE will fully and unconditionally guarantee all payments with respect to the ACE INA debt securities. Unless otherwise set forth in the applicable prospectus supplement, the ACE guarantee of the ACE INA senior debt securities will be an unsecured obligation of ACE and will rank equally with all of its other unsecured and unsubordinated indebtedness, including the ACE senior debt securities. The ACE guarantee of the ACE INA subordinated debt securities will be an unsecured obligation of ACE, subordinated in right of payment to the prior payment in full of all ACE senior indebtedness, which term includes ACE senior debt securities and the ACE guarantee of the ACE INA senior debt securities, as described below under "Subordination of ACE Guarantee." The ACE guarantee of the ACE INA subordinated debt securities of any series issued to an ACE Trust will rank equally with the ACE guarantee of each other series of ACE subordinated debt securities issued to other ACE Trusts.



   Since ACE is a holding company, its rights and the rights of its creditors, including you as a holder of the ACE INA debt securities who would be a creditor of ACE by virtue of the ACE guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that ACE may itself be a creditor with recognized claims against the subsidiary. The right of ACE's creditors, including you, to participate in the distribution of the stock owned by ACE in some of its subsidiaries, including ACE's insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.



   ACE will make all payments of principal of and premium, if any, and interest on and any other amounts with respect to the ACE INA debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Bermuda, each referred to in this prospectus as a taxing jurisdiction, or any political subdivision or taxing authority of the taxing jurisdiction. However, ACE may withhold or deduct at source for taxes, fees, duties, assessments or governmental charges if these amounts are required to be withheld or deducted by:



  . the laws, regulations or rulings of a taxing jurisdiction or any political subdivision or taxing authority of the taxing jurisdiction; or



  . an official position regarding the application, administration, interpretation or enforcement of any the laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision of the taxing jurisdiction.



   If a withholding or deduction at source is required, ACE will, subject to specified limitations and exceptions described below, pay to the holder of any ACE INA debt security the additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to you, after the withholding or deduction, will not be less than the amount provided for in the ACE INA debt security and the applicable ACE INA indenture to be then due and payable.

   ACE will not be required to pay any additional amounts for or on account of:



  . any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that you:



     . were a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the ACE INA debt security,



     . presented the ACE INA debt security for payment in the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction, unless it could not have been presented for payment elsewhere, or



     . presented the ACE INA debt security for payment more than 30 days after the date on which the payment in respect of the ACE INA debt security became due and payable or provided for, whichever is later, except to the extent that you would have been entitled to these additional amounts if you had presented the ACE INA debt security for payment on any day within that 30-day period;



  . any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;



  . any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by you or the beneficial owner of the ACE INA debt security to comply with any reasonable request by ACE addressed to you within 90 days of the request to:



     . provide information concerning your nationality, residence or identity or that of the beneficial owner; or



     . make any declaration or other similar claim or satisfy any information or reporting requirement, which, in either case, is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or



  .   any combination of the above items.



   In addition, ACE will not pay additional amounts with respect to any payment of principal of, premium, if any, or interest on or any other amounts with respect to, any ACE INA debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the ACE INA debt security to the extent the payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority of the taxing jurisdiction, to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to these additional amounts had it been the holder of the ACE INA debt security. (Section 10.4)



Conversion and Exchange



   The terms, if any, on which ACE INA debt securities are convertible into or exchangeable for, either mandatorily, at your option or at ACE INA's option, for ordinary shares, preferred shares or other securities, whether or not issued by ACE, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.


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


Global Securities



   The ACE INA debt securities may be issued, in whole or in part, in the form of one or more global security(ies) that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global ACE INA debt security will be shown on, and transfers of the ACE INA debt securities will be effected only through, records maintained by the depositary and its participants as described below.



   The specific terms of the depositary arrangement will be described in the applicable prospectus supplement. However, we anticipate that the following provisions will apply to all depositary arrangements.



   Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the ACE INA debt securities represented by the global security. The accounts will be designated by the underwriters or agents with respect to the ACE INA debt securities or by ACE INA if the ACE INA debt securities are offered and sold directly by ACE INA. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.



   So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the ACE INA debt securities represented by the global security for all purposes under the applicable ACE INA indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have ACE INA debt securities represented by the global security registered in their names and will not receive or be entitled to receive physical delivery of ACE INA debt securities in definitive form.



   Principal of, any premium and interest on and any additional amounts with respect to ACE INA debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the ACE INA debt securities. None of ACE INA, ACE, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the ACE INA debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.



   ACE INA expects that the depositary or its nominee, upon receipt of any payment with respect to the ACE INA debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for the ACE INA debt securities as shown on the records of the depositary or its nominee. ACE INA also expects that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in street name, and will be the responsibility of the participants.



   The ACE INA indentures provide that if:



  . the depositary for a series of ACE INA debt securities notifies ACE INA that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the applicable ACE INA indenture and a successor depositary is not appointed by ACE INA within 90 days of written notice;



  . ACE INA determines that the ACE INA debt securities will no longer be represented by global securities and executes and delivers to the trustee a company order to this effect; or



  . an event of default with respect to the ACE INA debt securities has occurred and is continuing, the global securities will be exchanged for ACE INA debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.



   Definitive ACE INA debt securities will be registered in the name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.



Option to Extend Interest Payment Date



   If and as set forth in the applicable prospectus supplement, ACE INA will have the right, at any time and from time to time during the term of any series of ACE INA subordinated debt securities issued to an ACE Trust, to defer payment of interest for a number of consecutive interest payment periods, which we refer to in this prospectus supplement as an extension period. However, no extension period may extend beyond the stated maturity of the ACE INA subordinated debt securities. U.S. Federal income tax consequences and other considerations applicable to the ACE INA subordinated debt securities will be described in the applicable prospectus supplement. (Section 3.11 of the ACE INA subordinated indenture)



Option to Extend Maturity Date



   If set forth in the applicable prospectus supplement, ACE INA will have the right to:



  . change the stated maturity of the principal of the ACE INA subordinated debt securities issued to an ACE Trust upon the liquidation of that ACE Trust and the exchange of the ACE INA subordinated debt securities for the preferred securities of that ACE Trust; or



  . extend the stated maturity of the principal of the ACE INA subordinated debt securities of any series;



provided that:



  . neither ACE INA nor ACE is in bankruptcy, otherwise insolvent or in liquidation;



  . neither ACE INA nor ACE has defaulted on any payment on the ACE INA subordinated debt securities or under ACE's related guarantee, as the case may be, and no deferred interest payments have accrued;



  . the applicable ACE Trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated;



  . the ACE INA subordinated debt securities are rated investment grade by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization; and



  . the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the applicable ACE Trust.



   If ACE INA exercises its right to liquidate the applicable ACE Trust and exchange the ACE INA subordinated debt securities for the preferred securities of the ACE Trust as described above, any changed stated maturity of the principal of the ACE INA subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years, plus an extended term of up to an additional 19 years if the conditions described above are satisfied, after the initial issue date of the preferred securities of the applicable ACE Trust. (Section 3.14 of the ACE INA subordinated indenture)

Redemption



   Except as otherwise set forth in the applicable prospectus supplement, in the case of ACE INA subordinated debt securities issued to an ACE Trust, if an investment company event or a tax event (as defined below), each referred to in this prospectus as a special event, shall occur and be continuing, ACE INA may, at its option, redeem the series of ACE INA subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the special event at a redemption price equal to 100% of the principal amount of the ACE INA subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.8 of the ACE INA subordinated indenture)



   For purposes of the ACE INA subordinated indenture, "investment company event" means, in respect of an ACE Trust, the receipt by the ACE Trust of an opinion of independent counsel to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, the ACE Trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the ACE Trust. (Section 1.1 of the ACE INA subordinated indenture) "Tax event" means, in respect of an ACE Trust, the receipt by the ACE Trust or ACE INA of an opinion of independent counsel to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws or regulation of the United States or any political subdivision or taxing authority of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying the laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the ACE Trust, there is more than an insubstantial risk that:



  . the ACE Trust is, or will be within 90 days of the date of the opinion, subject to U.S. Federal income tax with respect to income received or accrued on the corresponding series of ACE INA subordinated debt securities;



  . interest payable by ACE INA on the ACE INA subordinated debt securities is not, or within 90 days of the date of the opinion will not be, deductible by ACE INA, in whole or in part, for U.S. Federal income tax purposes; or



  . the ACE Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Section 1.1 of the ACE INA subordinated indenture)



   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of ACE INA subordinated debt securities to be redeemed at its registered address. Unless ACE INA and ACE, as guarantor, default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the ACE INA subordinated debt securities or portions of the ACE INA subordinated debt securities called for redemption.



Covenants Applicable to ACE INA Senior Debt Securities



   Limitation on Liens on Stock of Designated Subsidiaries



   Under the ACE INA senior indenture, each of ACE INA and ACE will covenant that, so long as any ACE INA senior debt securities are outstanding, it will not, nor will it permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any designated subsidiary, whether these shares of stock are now owned or later acquired, unless ACE INA and ACE concurrently provide that the ACE INA senior debt securities and, if ACE INA and ACE elect, any other indebtedness of ACE INA that is not subordinate to the ACE INA senior debt securities, will be secured equally and ratably with the indebtedness for at least the time period the other indebtedness is so secured. (Section 10.5 of the ACE INA senior indenture)

   Limitations on Disposition of Stock of Designated Subsidiaries



   The ACE INA senior indenture also provides that, so long as any ACE INA senior debt securities are outstanding and except in a transaction otherwise governed by the ACE INA indentures, neither ACE INA nor ACE will issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights of any kind, of any designated subsidiary. Similarly, ACE INA will not permit any designated subsidiary to issue, other than to ACE INA or ACE, these types of securities, warrants, rights or options, other than director's qualifying shares and preferred stock having no voting rights of any kind, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, ACE would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.



   However, ACE INA may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by ACE INA's board pursuant to a resolution adopted in good faith or if required by any law, regulation or order of any governmental or insurance regulatory authority. ACE INA or ACE, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of ACE, the shares of capital stock of which ACE owns at least 80% or, subject to the provisions described under "--Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, assign, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by ACE INA's or ACE's board pursuant to a resolution adopted in good faith. (Section 10.6 of the ACE INA senior indenture)



Covenants Applicable to ACE INA Subordinated Debt Securities Issued to an ACE Trust



   Each of ACE INA and ACE will also covenant, as to each series of ACE INA subordinated debt securities issued to an ACE Trust in connection with the issuance of preferred securities and common securities by that ACE Trust, that it will not, and will not permit any of its subsidiaries to:



  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital stock of ACE INA or ACE, as the case may be, or



  . make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt security of ACE INA or ACE that ranks junior in interest to the ACE INA subordinated debt securities or the related ACE guarantee, as the case may be, or make any guarantee payments with respect to any guarantee by ACE INA or ACE, as the case may be, of the debt securities of any subsidiary of ACE INA or ACE, as the case may be, if the guarantee ranks junior in interest to the ACE INA subordinated debt securities or the related ACE guarantee, as the case may be, other than:



     . dividends or distributions on the capital stock of ACE INA paid or made to ACE and dividends or distributions in common stock of ACE INA or ordinary shares of ACE, as the case may be;



     . redemptions or purchases of any rights outstanding under a shareholder rights plan of ACE INA or ACE, as the case may be, or the declaration of a dividend of these rights or the issuance of stock under the plans in the future;



     .   payments under any preferred securities guarantee; and



     . purchases of common stock or ordinary shares related to the issuance of common stock or ordinary shares under any of ACE INA's or ACE's benefit plans for its directors, officers or employees if at that time:



  . any event of which ACE INA or ACE has actual knowledge that, with the giving of notice or lapse of time or both, would constitute an event of default and in respect of which ACE INA or ACE, as the case may be, shall not have taken reasonable steps to cure shall have occurred,

  . ACE shall be in default with respect to its payment of any obligations under the preferred securities guarantee relating to the related preferred securities or



  . ACE INA shall have given notice of its election to begin an extension period and shall not have rescinded the notice, or the extension period, or any extension of the extension period, shall be continuing. (Section
      10.9 of the ACE INA subordinated indenture)



   If ACE INA subordinated debt securities are issued to an ACE Trust in connection with the issuance of preferred securities and common securities of the ACE Trust, for so long as the ACE INA subordinated debt securities remain outstanding, ACE INA will also covenant:



  . to maintain, directly or indirectly, 100% ownership of the common securities of the ACE Trust; provided, however, that any permitted successor of ACE INA under the ACE INA subordinated indenture may succeed to ACE INA's ownership of the common securities,



  . not to voluntarily dissolve, wind-up or liquidate the ACE Trust, except in connection with the distribution of ACE INA subordinated debt securities to the holders of preferred securities and common securities in liquidation of the ACE Trust, the redemption of all of the preferred securities and common securities of the ACE Trust or specified mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the ACE Trust, and



  . to use its reasonable efforts, consistent with the terms of the related trust agreement, to cause the ACE Trust to remain classified as a grantor trust for U.S. Federal income tax purposes. (Section 10.9 of the ACE INA subordinated indenture)



Consolidation, Amalgamation, Merger and Sale of Assets



   Each ACE INA indenture provides that ACE INA and ACE may not:



  . consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, or



  . permit any person to consolidate or amalgamate with or merge into ACE INA or ACE, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to ACE INA or ACE, respectively, unless:



  . the person is a corporation organized and existing under the laws of the United States of America, any state of the U.S., the District of Columbia, Bermuda or the Cayman Islands;



  . the surviving entity expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the ACE INA or ACE debt securities, respectively, and the performance of ACE INA's or ACE's obligations, respectively, under the ACE INA indenture and the ACE INA debt securities or ACE indenture and ACE debt securities, respectively; and



  . the surviving entity provides for conversion or exchange rights in accordance with the provisions of the ACE debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; and



  . immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of ACE INA or ACE, respectively, or a subsidiary as a result of the transaction as having been incurred by ACE INA or ACE, respectively, or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing. (Sections 8.1 and 8.3)

Events of Default



   Each of the following events will constitute an event of default under each ACE INA indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:



  . default in the payment of any interest on, or any additional amounts payable with respect to, any ACE INA debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;



  . default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any ACE INA debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;



  . default in the deposit of any sinking fund payment, when and as due by the terms of any ACE INA debt security;



  . default in the performance, or breach, of any covenant or warranty of ACE INA or ACE for the benefit of the holders of the ACE INA debt securities, and the continuance of this default or breach for a period of 60 days after ACE INA has received written notice from the holders;



  . if any event of default, as defined in any mortgage, indenture or instrument under which ACE or ACE INA may issue, or by which ACE or ACE INA may secure or evidence, any indebtedness, including an event of default under any other series of ACE INA debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after ACE INA has received written notice;



  . ACE INA or ACE shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;



  .   events in bankruptcy, insolvency or reorganization of ACE INA or ACE; and



  . any other event of default, which will be described in the applicable prospectus supplement. (Section 5.1)



   If an event of default with respect to the ACE INA debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding ACE INA debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the ACE debt securities, of all outstanding ACE debt securities of the series to be immediately due and payable by written notice. In the case of an event of default with respect to a series of ACE INA subordinated debt securities issued to an ACE Trust, if the trustee or the holders fail to declare the principal amount, or lesser amount, to be due and payable immediately, the holders of at least 25% in liquidation amount of the outstanding preferred securities of the ACE Trust may do so by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the ACE INA debt securities of the series may rescind and annul the declaration of acceleration. In the case of a series of ACE INA subordinated debt securities issued to an ACE Trust, if the holders fail to rescind and annul the declaration, the holders of a majority in liquidation amount of the outstanding preferred securities of the ACE Trust may, subject to satisfaction of specified conditions, rescind and annul the declaration by written notice. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the ACE INA debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)



   Each ACE INA indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the ACE INA debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any ACE INA debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders. (Section 6.2)



   If an event of default occurs and is continuing with respect to the ACE INA debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of ACE INA debt securities by all appropriate judicial proceedings. (Section 5.3) Each ACE INA indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the ACE INA indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. (Section 6.1) Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding ACE INA debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the ACE INA debt securities of the series. (Section 5.12)



   If an event of default with respect to a series of ACE INA subordinated debt securities issued to an ACE Trust has occurred and is continuing and this event is attributable to a default in the payment of principal of, any premium or interest on or additional amounts with respect to the related ACE INA subordinated debt securities on the date the principal, premium, interest or additional amounts are otherwise payable, a holder of preferred securities of the ACE Trust may institute directly a legal proceeding against ACE INA or ACE, pursuant to the ACE guarantee, for enforcement of payment to the holder of the principal of, any premium and interest on and additional amounts with respect to the related ACE INA subordinated debt securities having a principal amount equal to the liquidation amount of the holder's related preferred securities, referred to in this prospectus as a direct action. (Section 5.8 of the ACE INA subordinated indenture) ACE INA and ACE may not amend the ACE INA subordinated indenture to remove this right to bring a direct action without the prior consent of the holders of all of the outstanding preferred securities of the ACE Trust. (Section 9.2 of the ACE INA subordinated indenture) If the right to bring a direct action is removed, the applicable ACE Trust may become subject to the reporting obligations under the Exchange Act. Each of ACE INA and ACE will have the right under the ACE INA subordinated indenture to set-off any payment made to a holder of preferred securities by ACE INA or ACE, as the case may be, in connection with a direct action. (Section 3.12 of the ACE INA subordinated indenture)



   The holders of the preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the related ACE INA subordinated debt securities.



Modification and Waiver



   ACE INA, ACE and the trustee may modify or amend either ACE INA indenture with the consent of the holders of not less than a majority in principal amount of the outstanding ACE INA debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:



  . change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any ACE INA debt security;


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


  . reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any ACE INA debt security;



  . change the obligation of ACE INA or ACE to pay additional amounts with respect to any ACE INA debt security;



  . reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;



  . change the redemption provisions of any ACE INA debt security or adversely affect the right of repayment at the option of any holder of any ACE INA debt security;



  . change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any ACE INA debt security is payable;



  . impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any ACE INA debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;



  . reduce the percentage in principal amount of the outstanding ACE INA debt securities, the consent of whose holders is required in order to take specific actions;



  . reduce the requirements for quorum or voting by holders of ACE INA debt securities;



  . modify any of the provisions relating to the subordination of the ACE INA debt securities or the ACE guarantee in a manner adverse to the holders of ACE INA subordinated debt securities;



  . modify or effect in any manner adverse to the holders of ACE INA debt securities the terms and conditions of the obligations of ACE in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the ACE INA debt securities;



  . modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of ACE INA debt securities, except to increase any percentage vote required or to provide that other provisions of the ACE INA indenture cannot be modified or waived without the consent of the holder of each ACE INA debt security affected by the modification or waiver;



  . make any change that adversely affects the right to convert or exchange any ACE INA debt security into or for other securities of ACE INA, ACE or other securities, cash or property in accordance with its terms; or



  .   modify any of the above provisions. (Section 9.2)



   In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the ACE INA subordinated indenture in any manner which might terminate or impair the subordination of the ACE INA subordinated debt securities to senior indebtedness or the subordination of the related ACE guarantee to ACE senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the ACE senior indebtedness, respectively. (Section 9.7 of the ACE INA subordinated indenture)



   ACE INA, ACE and the trustee may modify or amend either ACE INA indenture and the ACE INA debt securities of any series without the consent of any holder in order to, among other things:



  . provide for a successor to ACE INA or ACE pursuant to a consolidation, amalgamation, merger or sale of assets;


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


  . add to the covenants of ACE INA or ACE for the benefit of the holders of all or any series of ACE INA debt securities or to surrender any right or power conferred upon ACE INA or ACE by the applicable ACE INA indenture;



  . provide for a successor trustee with respect to the ACE INA debt securities of all or any series;



  . cure any ambiguity or correct or supplement any provision in either ACE INA indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either ACE INA indenture which will not adversely affect the interests of the holders of ACE INA debt securities of any series;



  . change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of ACE INA debt securities under either ACE INA indenture;



  . add any additional events of default with respect to all or any series of ACE INA debt securities;



  .   secure the ACE INA debt securities;



  . provide for conversion or exchange rights of the holders of any series of ACE INA debt securities; or



  . make any other change that does not materially adversely affect the interests of the holders of any ACE INA debt securities then outstanding under the applicable ACE INA indenture. (Section 9.1)



   The holders of at least a majority in principal amount of the outstanding ACE INA debt securities of any series may, on behalf of the holders of all ACE INA debt securities of that series, waive compliance by ACE INA and ACE with specified covenants of the applicable ACE INA indenture. (Section 10.8 of the ACE INA senior indenture; Section 10.6 of the ACE INA subordinated indenture) The holders of not less than a majority in principal amount of the outstanding ACE INA debt securities on behalf of the holders of all ACE INA debt securities of that series and, in the case of any ACE INA subordinated debt securities issued to an ACE Trust, the holders of not less than a majority in liquidation amount of the outstanding preferred securities of the ACE Trust, may waive any past default and its consequences with respect to the ACE INA debt securities of that series, except a default:



  . in the payment of principal, any premium or interest on or any additional amounts with respect to ACE INA debt securities of the series; or



  . in respect of a covenant or provision of the applicable ACE INA indenture that cannot be modified or amended without the consent of the holder of each outstanding ACE INA debt security of any series affected. (Section 5.13)



   Under each ACE INA indenture, each of ACE INA and ACE must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable ACE INA indenture. Each of ACE INA and ACE is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable ACE INA indenture or the ACE INA debt securities of any series. (Sections 10.9 and 10.10 of the ACE INA senior indenture; Sections 10.7 and 10.8 of the ACE INA subordinated indenture)



Discharge, Defeasance and Covenant Defeasance



   ACE INA or ACE may discharge specified of obligations by depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the ACE INA debt securities with respect to principal and any premium, interest and additional amounts to the date of deposit if the ACE INA debt securities have become due and payable or to the maturity of the ACE INA debt securities, as the case may be. (Section 4.1)


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


   Each ACE INA indenture provides that, generally, ACE INA may elect either:



  . to discharge itself and ACE from any and all obligations with respect to the ACE INA debt securities, except for, among other things, the obligation of ACE to pay additional amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the ACE INA debt securities and other obligations to register the transfer or exchange of the ACE INA debt securities, to replace temporary or mutilated, destroyed, lost or stolen ACE INA debt securities, to maintain an office or agency with respect to the ACE INA debt securities and to hold moneys for payment in trust, referred to in this prospectus as defeasance, or



  . to release itself and ACE from their respective obligations with respect to the ACE INA debt securities under specified covenants as will be set forth in the related prospectus supplement, and any omission to comply with these obligations shall not constitute a default or an event of default with respect to the ACE INA debt securities, referred to in this prospectus as covenant defeasance.



   Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by ACE INA or ACE with the trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which the ACE INA debt securities are payable at stated maturity, or government obligations, or both, applicable to the ACE INA debt securities which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA debt securities on the scheduled due dates. (Section 4.2)



   A trust may only be established if, among other things,



  . the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable ACE INA indenture or any other material agreement or instrument to which ACE INA or ACE is a party or by which either or them is bound,



  . no event of default or event which with notice or lapse of time or both would become an event of default with respect to the ACE INA debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date and



  . ACE INA or ACE has delivered to the trustee an opinion of counsel to the effect that the you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by ACE, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable ACE indenture. (Section 4.2)



   If after ACE INA or ACE has deposited funds and/or government obligations to effect defeasance or covenant defeasance:



  . you are, and do, elect to receive payment in a currency other than that in which the deposit has been made in respect of your ACE debt security, or



  . a conversion event occurs in respect of the foreign currency in which the deposit has been made,



the indebtedness represented by the ACE INA debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA debt security as it becomes due out of the proceeds yielded by converting the amount or other properties deposited in respect of the ACE INA debt security into the currency in which the ACE INA debt security becomes payable as a result of the election or conversion event based on either the applicable market exchange rate for the currency in effect on the second business day prior to the payment date, or the applicable market exchange rate for the foreign currency in effect, as nearly as feasible, at the time of the conversion event. (Section 4.2) All payments of principal of, any premium and interest on, and any additional amounts with respect to, any ACE INA debt security that are payable in a foreign currency that ceases to be used by the government or governments of issuance will be made in U.S. dollars. (Section 1.1)





   If ACE INA effects covenant defeasance with respect to any ACE INA debt securities and they are declared due and payable because of the occurrence of any event of default other than an event of default for which ACE INA has effected covenant defeasance, the amount in the foreign currency in which the ACE INA debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the ACE INA debt securities at the time of the stated maturity. However, these amounts may not be sufficient to pay amounts due on the ACE INA debt securities at the time of the acceleration resulting from the event of default. In this case, ACE INA and ACE would remain liable to make payment of the amounts due at the time of acceleration.



Subordination of ACE INA Subordinated Debt Securities



   The ACE INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 16.1 of the ACE INA subordinated indenture) Upon any payment or distribution of assets of ACE INA of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE INA, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of ACE INA subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the ACE INA subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of ACE INA being subordinated to the payment of ACE INA subordinated debt securities, which may be payable or deliverable in respect of the ACE INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the ACE INA subordinated indenture)



   By reason of this subordination, in the event of liquidation or insolvency of ACE INA, holders of senior indebtedness and holders of other obligations of ACE INA that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the ACE INA subordinated debt securities.



   Subject to the payment in full of all senior indebtedness, the rights of the holders of the ACE INA subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of ACE INA applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA subordinated debt securities have been paid in full. (Section 16.4 of the ACE INA subordinated indenture)



   No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the ACE INA subordinated debt securities may be made by ACE INA if:



  . any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or



  . the maturity of any senior indebtedness has been accelerated because of a default. (Section 16.2 of the ACE INA subordinated indenture)

   The ACE INA subordinated indenture does not limit or prohibit ACE INA from incurring additional senior indebtedness, which may include indebtedness that is senior to the ACE INA subordinated debt securities, but subordinate to other obligations of ACE INA. The ACE INA senior debt securities will constitute senior indebtedness with respect to the ACE INA subordinated debt securities.



   The term "senior indebtedness" means, with respect to the ACE INA subordinated debt securities of any particular series, all indebtedness of ACE INA outstanding at any time, except:



  .   the ACE INA subordinated debt securities of that series;



  . indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the ACE INA subordinated debt securities;



  .   indebtedness of ACE INA to an affiliate of ACE INA;



  . interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE INA in a proceeding under federal or state bankruptcy laws;



  .   trade accounts payable; and



  . any indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to:



     .   any ACE Trust or



     . any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities" below that are guaranteed by ACE pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantees described under "Description of the Preferred Securities Guarantees" below.



Senior indebtedness with respect to the ACE INA subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness. (Sections 1.1 and 16.8 of the ACE INA subordinated indenture)



   The ACE INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of ACE INA subordinated debt securities, may be changed prior to issuance of the applicable ACE INA subordinated debt securities, which change would be described in the applicable prospectus supplement.



Subordination of ACE Guarantee of ACE INA Subordinated Debt Securities



   The ACE guarantee of ACE INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all ACE senior indebtedness. (Section 18.1 of the ACE INA subordinated indenture) Upon any payment or distribution of assets of ACE of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all ACE senior indebtedness will first be paid in full, or payment of the ACE senior indebtedness provided for in money in accordance with its terms, before the holders of ACE INA subordinated debt securities are entitled to receive or retain any payment from ACE on account of principal of, or any premium or interest on, or any additional amounts with respect to, the ACE INA subordinated debt securities. This means that the holders of ACE senior indebtedness shall be entitled to receive any payment or distribution by ACE of any kind or character, including any payment or distribution which may be payable or deliverable by ACE by reason of the payment of any other indebtedness of ACE being subordinated to the payment of ACE INA subordinated debt securities, which may be payable or deliverable by ACE in respect of the ACE INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 18.3 of the ACE INA subordinated indenture)



   By reason of this subordination, in the event of liquidation or insolvency of ACE, holders of ACE senior indebtedness and holders of other obligations of ACE that are not subordinated to the ACE senior indebtedness may recover more, ratably, than the holders of the ACE INA subordinated debt securities.



   Subject to the payment in full of all ACE senior indebtedness, the rights of the holders of the ACE INA subordinated debt securities under the ACE guarantee will be subrogated to the rights of the holders of the ACE senior indebtedness to receive payments or distributions of cash, property or securities of ACE applicable to the ACE senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA senior debt securities have been paid in full. (Section 18.4 of the ACE INA subordinated indenture)



   No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the ACE INA subordinated debt securities of any series may be made by ACE if:



  . any ACE senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or



  . the maturity of any ACE senior indebtedness has been accelerated because of a default. (Section 18.2 of the ACE INA subordinated indenture)



   The ACE INA subordinated indenture does not limit or prohibit ACE from incurring additional ACE senior indebtedness, which may include indebtedness that is senior to the ACE guarantee of the ACE INA subordinated debt securities, but subordinate to other obligations of ACE. The ACE senior debt securities will constitute ACE senior indebtedness with respect to the ACE INA subordinated debt securities.



   The term "ACE senior indebtedness" means, with respect to the ACE INA subordinated debt securities of any particular series, all indebtedness of ACE outstanding at any time, except:



  . ACE's obligations under the ACE guarantee in respect of the ACE INA subordinated debt securities of that series;



  . indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with ACE's obligations under the ACE guarantee in respect of the ACE subordinated debt securities;



  .   indebtedness of ACE to an affiliate of ACE;



  . interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE in a proceeding under federal or state bankruptcy laws;



  .   trade accounts payable;



  . ACE's obligations under the ACE guarantee in respect of the ACE INA subordinated debt securities initially issued to:



     .   any ACE Trust or



     . any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities" below that are guaranteed by ACE pursuant to an instrument that ranks equally with a junior in right of payment to the preferred securities guarantees described under "Description of Preferred Securities Guarantees" below; and



  . all preferred securities guarantees and all similar guarantees issued by ACE on behalf of holders of preferred securities of an ACE Trust or other similar preferred securities issued by any trust, partnership or other entity affiliated with ACE which is a financing vehicle for ACE or any affiliate of ACE.



   The ACE INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of ACE INA subordinated debt securities, may be changed prior to the issuance of that series of ACE INA subordinated debt securities, which change would be described in the applicable prospectus supplement.



New York Law to Govern



   The ACE INA indentures, the ACE INA debt securities and the ACE guarantee will be governed by, and construed in accordance with, the laws of the state of New York. (Section 1.13)

                    DESCRIPTION OF THE WARRANTS TO PURCHASE


                      ORDINARY SHARES OR PREFERRED SHARES



   The following summary sets forth the material terms and provisions of the ordinary share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between ACE and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.



General



   The stock warrants, which will be evidenced by stock warrant certificates, may be issued under the stock warrant agreement independently or together with, attached to or separate from any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:



  .   the offering price, if any;



  . the designation and terms of the ordinary shares or preferred shares purchasable upon exercise of the stock warrants;



  . if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;



  . the number of ordinary shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;



  . the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;



  .   a discussion of U.S. Federal income tax considerations;



  .   any call provisions;



  . the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;



  .   the antidilution provisions of the stock warrants; and



  .   any other terms of the stock warrants.



   The ordinary shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. This means that the ordinary shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.



Exercise of Stock Warrants



   You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature shall be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., which we refer to in this prospectus as the NASD, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the ordinary shares or the preferred shares, as the case may be, a certificate representing the number of ordinary shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.



Antidilution and Other Provisions



   The exercise price payable, the number of ordinary shares or preferred shares purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:



  . the issuance of a stock dividend to holders of ordinary shares or preferred shares; and



  . a combination, subdivision or reclassification of ordinary shares or preferred shares.



   In lieu of adjusting the number of ordinary shares or preferred shares purchasable upon exercise of each stock warrant, ACE may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. ACE may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but ACE will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of the property of ACE as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of ordinary shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.



No Rights as Shareholders



   You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors of ACE or any other matter, or to exercise any rights whatsoever as shareholders of ACE.


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


            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES



   The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between ACE and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.



General



   The debt warrants, which will be evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with, attached to or separate from any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:



  .   the offering price, if any;



  . the designation, aggregate principal amount and terms of the ACE debt securities purchasable upon exercise of the debt warrants;



  . if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;



  . the principal amount of ACE debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of ACE debt securities may be purchased upon exercise of the debt warrant;



  . the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;



  .   a discussion of U.S. Federal income tax considerations;



  . whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;



  . the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;



  .   the antidilution provisions of the debt warrants; and



  .   any other terms of the debt warrants.



   You, as a debt warrant holder, will generally not have any of the rights of holders of ACE debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the ACE debt securities or to enforce any of the covenants of the ACE debt securities or the applicable ACE indenture.



Exercise of Debt Warrants



   You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature shall be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, ACE will issue the ACE debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.


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                      DESCRIPTION OF PREFERRED SECURITIES



   Each ACE Trust will be governed by an amended and restated trust agreement, which refer to in this prospectus as a trust agreement, a form of which is an exhibit to the registration statement of which this prospectus forms a part. Under each trust agreement, the ACE Trust may issue, from time to time, only one series of preferred securities with the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, which terms will be set forth in the applicable prospectus supplement. The terms of the ACE Trust preferred securities will mirror the terms of the ACE INA subordinated debt securities, which the ACE Trust will purchase with the proceeds from the sale of its preferred securities and its common securities. The ACE INA subordinated debt securities issued to an ACE Trust will be guaranteed by ACE on a subordinated basis and are referred to in this prospectus as the corresponding ACE INA subordinated debt securities relating to that ACE Trust.



   Because the following is a summary of the material terms and provisions of each trust agreement and the preferred securities, it is not complete and you should refer to the form of amended and restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the trust agreement and of the preferred securities, including the definitions of some of the terms used below. Whenever particular sections or defined terms of a trust agreement are referred to, those sections or defined terms are incorporated in this prospectus by reference, and the statement in connection with which the reference is made is qualified in its entirety by the reference.



Issuance, Status and Guarantee of Preferred Securities



   Under the terms of each trust agreement, the administrative trustees will issue the preferred securities on behalf of the ACE Trust. The preferred securities will represent preferred beneficial interests in an ACE Trust and you, as holders of the preferred securities, will be entitled to a preference in specified circumstances, including as regards distributions and amounts payable on redemption or liquidation over the common securities of the applicable ACE Trust. The preferred securities of each ACE Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of that ACE Trust, except as described under "--Subordination of Common Securities" below. The property trustee will hold legal title to the corresponding ACE INA subordinated debt securities in trust for your benefit and for the benefit of the holder of the ACE Trust's common securities. In this prospectus, we refer to the common securities and the preferred securities of an ACE Trust collectively as the "trust securities" of that ACE Trust.



   ACE will issue a guarantee agreement for your benefit, which we refer to in this prospectus as the preferred securities guarantee for those ACE trust preferred securities. Under each preferred securities guarantee, ACE will guarantee, on a subordinated basis, payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of the related preferred securities, but only to the extent that the related ACE Trust has funds on hand to make these payments. See "Description of Preferred Securities Guarantees."



Distributions



   Distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the applicable prospectus supplement. If any date on which these distributions are payable is not a business day, payment of the distribution payable on that date will be made on the next succeeding business day without any additional distributions or other payment in respect of the delay. However, if the next succeeding business day is in the next succeeding calendar year, payment of the distribution shall be made on the immediately preceding business day, in each case with the same force and effect as if made on the date the payment was originally payable. We refer to each date on which distributions are payable in this prospectus as a distribution date. (Section 4.1) A "business day" is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding ACE INA subordinated debt securities is closed for business. (Section 1.1)


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


   Distributions on each preferred security will be payable at a rate specified in the applicable prospectus supplement and the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which you are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. References to "distributions" include any accumulated or additional distributions unless otherwise stated. (Section 4.1)





   If set forth in the applicable prospectus supplement, ACE INA will have the right under the ACE INA subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding ACE INA subordinated debt securities for an extension period, which period will be specified in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding ACE INA subordinated debt securities. See "Description of ACE INA Debt Securities and ACE Guarantee--Option to Extend Interest Payment Date." As a consequence of any extension, distributions on the corresponding preferred securities would be deferred but would continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement, which rate will match the interest rate payable on the corresponding ACE INA subordinated debt securities during the extension period, by the ACE Trust which issued the preferred securities during any extension period. (Section 4.1)



   The funds of each ACE Trust available for distribution to you will be limited to payments under the corresponding ACE INA subordinated debt securities in which the ACE Trust will invest the proceeds from the issuance and sale of its trust securities. If ACE INA or ACE, as the case may be, does not make interest payments on those corresponding ACE INA subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the ACE Trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by ACE on a limited basis as set forth under "Description of Preferred Securities Guarantees."



   Distributions on the preferred securities will be payable to the holders of the preferred securities as they appear on the register of the applicable ACE Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. Generally, each distribution payment will be made as described under "Global Preferred Securities." If any preferred securities are not in book-entry form, the relevant record date will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement. (Section 4.1)



Redemption or Exchange



   Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding ACE INA subordinated debt securities held by an ACE Trust, whether at stated maturity, upon earlier redemption or otherwise, the property trustee will simultaneously apply the proceeds from the repayment or redemption, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding ACE INA subordinated debt securities repaid or redeemed. The redemption price per trust security will be equal to its stated liquidation amount, plus any accumulated and unpaid distributions on the trust security to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by ACE INA or ACE upon the concurrent repayment or redemption of the corresponding ACE INA subordinated debt securities. The amount described in the preceding sentence is referred to in this prospectus as the redemption price. (Section 4.2) If less than all of the corresponding ACE INA subordinated debt securities are to be repaid or redeemed on a redemption date, then the property trustee shall allocate the proceeds from the repayment or redemption to the redemption pro rata of the related trust securities. (Section 4.2)



   Generally, ACE INA will have the right to redeem any series of corresponding ACE INA subordinated debt securities at any time, in whole but not in part, upon the occurrence of a special event and subject to the conditions described under "Description of ACE INA Debt Securities and ACE Guarantee--Redemption."


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   Special Event Redemption or Distribution of Corresponding ACE INA
Subordinated Debt Securities. If a special event relating to the trust securities of an ACE Trust shall occur and be continuing, within 90 days following the occurrence of the special event, ACE INA has the right to redeem the corresponding ACE INA subordinated debt securities, in whole but not in part, and, in doing so, cause a mandatory redemption of the related trust securities, in whole but not in part, at the redemption price. At any time, ACE INA has the right to dissolve the ACE Trust and, after satisfaction of the liabilities of creditors of the ACE Trust, cause the corresponding ACE INA subordinated debt securities to be distributed to the holders of the trust securities in liquidation of the ACE Trust. If ACE INA does not elect to redeem the corresponding ACE INA subordinated debt securities upon the occurrence of a special event, the applicable trust securities will remain outstanding. If a tax event has occurred and is continuing, additional sums may be payable on the corresponding ACE INA subordinated debt securities. For purposes of this section, "additional sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an ACE Trust on its outstanding trust securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject as a result of a tax event. (Section 1.1)



   On and from the date fixed for any distribution of corresponding ACE INA subordinated debt securities upon dissolution of an ACE Trust:



  .   the trust securities will no longer be deemed to be outstanding;



  . the depositary or its nominee, as the record holder of the related preferred securities, will receive a registered global certificate or certificates representing the corresponding ACE INA subordinated debt securities to be delivered upon the distribution, upon surrender of the related preferred securities certificates for exchange; and



  . any certificates representing the preferred securities, which is not surrendered for exchange will be deemed to represent beneficial interests in the corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred securities and accruing interest at the rate provided for in the debt securities, which rate will equal the distribution rate on the preferred securities, until the certificates are presented to the administrative trustees or their agent for exchange. (Section 9.4)



   There can be no assurance as to the market prices for the preferred securities or the corresponding ACE INA subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of an ACE Trust were to occur. Accordingly, the preferred securities that you may purchase, and the corresponding ACE INA subordinated debt securities that you may receive on dissolution and liquidation of an ACE Trust, may trade at a discount to the price that you paid to purchase the preferred securities.



Redemption Procedures



   The property trustee shall redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding ACE INA subordinated debt securities. The property trustee shall redeem the preferred securities, and shall pay the redemption price, on each redemption date only to the extent that the applicable ACE Trust has funds on hand available for the payment of the redemption price. See also "--Subordination of Common Securities."



   If an ACE Trust gives a notice of redemption, which notice will be irrevocable, in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price. The property trustee will also give the depositary irrevocable instructions and authority to pay the redemption price to you, as a holder of the preferred securities. If the preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price and will give


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


the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing the preferred securities. Notwithstanding the preceding sentences, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to you on the relevant record date for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all of your rights, as a holder of preferred securities so called for redemption, will cease, except your right to receive the redemption price, but without interest, and your preferred securities will cease to be outstanding. If any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding business day without any interest or other payment in respect of the delay. However, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the proper payment date. If that payment of the redemption price is improperly withheld or refused and not paid either by the ACE Trust or by ACE pursuant to the preferred securities guarantee as described under "Description of Preferred Securities Guarantees," distributions on the preferred securities will continue to accumulate interest at the then applicable rate, from the redemption date originally established by the ACE Trust for the preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.



   Generally, ACE or its subsidiaries, including ACE INA, may, at any time and from time to time, purchase outstanding preferred securities by tender, in the open market or by private agreement.



   Payment of the redemption price on the preferred securities shall be made to the applicable record holders as they appear on the register for the preferred securities on the relevant record date, which shall be one business day prior to the relevant redemption date. If any preferred securities are not in book-entry form, the relevant record date for the preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.



   The property trustee shall allocate the aggregate liquidation amount pro rata to the trust securities based upon the relative liquidation amounts of the classes if less than all of the trust securities issued by an ACE Trust are to be redeemed on a redemption date. The property trustee shall select on a pro rata basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption the particular preferred securities to be redeemed by any method, including without limitation by lot, as it shall deem fair and appropriate. The property trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed. Generally, for purposes of each trust agreement, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.



   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of ACE INA and ACE defaults in payment of the redemption price on the corresponding ACE INA subordinated debt securities, on and after the redemption date interest will cease to accrue on the ACE INA subordinated debt securities or portions of the ACE INA subordinated debt securities, and distributions will cease to accrue on the related preferred securities or portions of the related preferred securities, called for redemption. (Section 4.2)



Subordination of Common Securities



   Payment of distributions on, and the redemption price of, each ACE Trust's trust securities, as applicable, shall be made pro rata based on the liquidation amount of the trust securities. However, if an event of default under the corresponding ACE INA subordinated debt securities shall have occurred and be continuing on any distribution date or redemption date, no payment of any distribution on, or redemption price of, any of the ACE


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


Trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the ACE Trust's outstanding preferred securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the ACE Trust's outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the ACE Trust's preferred securities then due and payable.



   If any event of default under the trust agreement resulting from a event of default under the corresponding ACE INA subordinated debt securities occurs, the holder of the ACE Trust's common securities will be deemed to have waived any right to act with respect to that event of default until the effect of all of the events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until these events of default have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities and not on behalf of the holder of the ACE Trust's common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3)



Liquidation Distribution Upon Dissolution of ACE Trust



   Pursuant to each trust agreement, each ACE Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:



  . specified events of bankruptcy, dissolution or liquidation of ACE INA or ACE;



  . the written direction to the property trustee from ACE INA, as depositor, at any time, which direction is optional and wholly within the discretion of ACE INA, to dissolve the ACE Trust and distribute corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities;



  . the redemption of all of the ACE Trust's trust securities following a special event;



  . the redemption of all of the ACE Trust's preferred securities as described under "Description of Preferred Securities--Redemption or Exchange--Mandatory Redemption"; and



  . the entry of an order for the dissolution of the ACE Trust by a court of competent jurisdiction. (Section 9.2)



   If an early dissolution occurs as described in the first, second and fifth bullets above or upon the date designated for automatic dissolution of the ACE Trust, the ACE Trust shall be liquidated by the ACE trustees as expeditiously as the ACE trustees determine to be possible by distributing to the holders of the trust securities, after satisfaction of liabilities to the ACE Trust's creditors, corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if the property trustee determines that this distribution is not practical, the holders will be entitled to receive out of the ACE Trust's assets available for distribution, after satisfaction of liabilities to the ACE Trust's creditors, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions on the trust securities to the date of payment, this amount being referred to in this prospectus as the liquidation distribution. If the liquidation distribution can be paid only in part because the ACE Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the ACE Trust on its preferred securities shall be paid on a pro rata basis. The holder of the ACE Trust's common securities will be entitled to receive distributions upon any


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


liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)



Events of Default; Notice



   The following each constitute an event of default under each trust agreement with respect to the applicable preferred securities whatever the reason for the event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:



  . the occurrence of an event of default in respect of the corresponding ACE INA subordinated debt securities (see "Description of ACE INA Debt Securities and ACE Guarantee--Events of Default");



  . default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of this default for a period of 30 days;



  . default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;



  . default in the performance, or breach, in any material respect, of any covenant or warranty of the ACE trustees in the trust agreement, other than a covenant or warranty a default in the performance or breach those covenants in the preceding two bullets, and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the applicable ACE Trust have given written notice specifying the default or breach, requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement, by registered or certified mail to the defaulting ACE trustee(s); and



  . the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and the failure by ACE INA, as depositor, to appoint a successor property trustee within 60 days of the occurrence. (Section 1.1)



   Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee shall transmit notice of the event of default to the holders of the applicable preferred securities, the administrative trustees and ACE INA, as depositor, unless the event of default shall have been cured or waived. (Section 8.2) ACE INA, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement. (Sections 8.15 and 8.16)



   If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of each ACE Trust as described above. See "--Liquidation Distribution Upon Dissolution of ACE Trust." The existence of an event of default under the trust agreement does not entitle the holders of preferred securities to accelerate the maturity of the preferred securities.



Removal of ACE Trustees



   Unless an event of default under the corresponding ACE INA subordinated debt securities shall have occurred and be continuing, any ACE trustee may be removed at any time by the holder of the ACE Trust's common securities. If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting


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


rights are vested exclusively in the holder of the ACE Trust's common securities. No resignation or removal of an ACE trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement. (Section 8.10)



Co-Trustees and Separate Property Trustee



   Unless an event of default shall have occurred and be continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any ACE Trust may at the time be located, ACE INA, as depositor, and the administrative trustees shall have power, at any time or times, to appoint one or more persons either to act as a co-trustee jointly with the property trustee of all or any part of the property of the ACE Trust or to act as separate trustee of any property, in either case with the powers as may be provided in the instrument of appointment. ACE INA, as depositor, and the administrative trustees shall generally also have the power to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable. If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make this appointment. (Section 8.9)



Merger or Consolidation of ACE Trustees



   Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the ACE trustee shall be a party, shall be the successor of the ACE trustee under each trust agreement, so long as the corporation is otherwise qualified and eligible. (Section 8.12)



Mergers, Consolidations, Amalgamations or Replacements of the ACE Trusts



   An ACE Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in "Liquidation Distribution Upon Dissolution of ACE Trust." An ACE Trust may, at the request of ACE INA, with the consent of only the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state so long as the following conditions are met:



  .   The successor entity either:



     . expressly assumes all of the obligations of the ACE Trust with respect to the preferred securities or



     . substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, referred to in this prospectus as the successor securities, so long as the successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;



  . ACE expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding ACE INA subordinated debt securities;



  . The successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;



  . The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;


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  .   The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;



  . The successor entity has a purpose substantially identical to that of the ACE Trust;



  . Prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, ACE INA has received an opinion from independent counsel to the ACE Trust to the effect that:



     . the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect, and



     . following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the ACE Trust nor any successor entity will be required to register as an "investment company" under the Investment Company Act; and



  . ACE INA or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.



   Notwithstanding the preceding description, an ACE Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the ACE Trust or the successor entity to be classified as other than a grantor trust for U.S. Federal income tax purposes. (Section 9.5)



Voting and Preemptive Rights



   Except as provided below and under "--Removal of ACE Trustees," "Description of ACE INA Debt Securities and ACE Guarantee--Events of Default," "Description of Preferred Securities Guarantees--Amendments and Assignment", the holders of the preferred securities will generally not have any voting rights. Holders of the preferred securities have no preemptive or similar rights. (Sections 5.14 and 6.1)





Amendment of Restated Trust Agreements



   Each trust agreement may be amended from time to time by ACE INA and the ACE trustees, without the consent of the holders of the trust securities:



  . to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, or



  . to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the ACE Trust will be classified for U.S. Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the ACE Trust will not be required to register as an "investment company" under the Investment Company Act;



   However, in the case of the first bullet above, that action shall not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of a trust agreement shall become effective when notice of the amendment is given to the holders of trust securities of the applicable ACE Trust.


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   Each trust agreement may be amended by the ACE Trustees and ACE INA with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities and receipt by the ACE trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the ACE trustees in accordance with the amendment will not affect the ACE Trust's status as a grantor trust for U.S. Federal income tax purposes or the ACE Trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:



  . change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or



  . restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the date. (Section 10.2)



   So long as any corresponding ACE INA subordinated debt securities are held by the property trustee, the ACE trustees shall not:



  . direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the ACE INA subordinated indenture, or executing any trust or power conferred on that trustee with respect to the corresponding ACE INA subordinated debt securities;



  . waive any past default that is waivable under the ACE INA subordinated indenture, as described in "Description of the ACE INA Debt Securities and ACE Guarantee--Modification and Waiver";



  . exercise any right to rescind or annul a declaration that the principal of all the ACE INA subordinated debt securities shall be due and payable; or



  . consent to any amendment, modification or termination of the ACE INA subordinated indenture or the corresponding ACE INA subordinated debt securities, where the consent shall be required,



without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.



   However, where a consent under the ACE INA subordinated indenture would require the consent of each holder of the affected corresponding ACE INA subordinated debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities. The ACE trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding ACE INA subordinated debt securities. In addition to obtaining these approvals of the holders of the preferred securities, prior to taking any of these actions, the ACE trustees shall obtain an opinion of counsel to the effect that the ACE Trust will not be classified as an association taxable as a corporation for U.S. Federal income tax purposes on account of that action. (Section 6.1)



   Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities. (Sections 6.2, 6.3 and 6.6)



   No vote or consent of the holders of preferred securities will be required for an ACE Trust to redeem and cancel its preferred securities in accordance with the applicable trust agreement.



   Even though the holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by ACE INA, the ACE trustees or any affiliate of ACE INA or any ACE trustees shall, for purposes of the vote or consent, be treated as if they were not outstanding.


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Global Preferred Securities



   The preferred securities of an ACE Trust may be issued, in whole or in part, in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary. The depositary and the specific terms of the depositary arrangement with respect to the preferred securities of an ACE Trust will be described in the applicable prospectus supplement. ACE INA anticipates that the following provisions will generally apply to all depositary arrangements.



   Upon the issuance of a global preferred security, and the deposit of the global preferred security with or on behalf of the depositary, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. These accounts shall be designated by the underwriters or agents with respect to the preferred securities or by ACE INA if the preferred securities are offered and sold directly by ACE INA. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants, and the records of participants with respect to interests of persons who hold through participants. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form, which laws may impair holders' ability to transfer beneficial interests in a global preferred security.



   So long as the depositary for a global preferred security, or its nominee, is the registered owner of the global preferred security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the applicable trust agreement. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any preferred securities in definitive form and will not be considered the owners or holders of the preferred securities under the trust agreement.



   Payments of any liquidation amount, premium or distributions in respect of individual preferred securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred security representing the preferred securities. None of ACE, ACE INA, the property trustee, any paying agent, or the securities registrar for the preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing the preferred securities or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.



   ACE INA expects that the depositary or its nominee, upon receipt of any payment in respect of a global preferred security representing any ACE Trust's preferred securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of the global preferred security for the preferred securities as shown on its records. ACE INA also expects that payments by participants to owners of beneficial interests in the global preferred security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of the participants.



   Unless otherwise set forth in the applicable prospectus supplement, the trust agreement of each ACE Trust will provide that



  . if ACE INA advises the ACE trustees in writing that the depositary is no longer willing or able to act as depositary and ACE fails to appoint a qualified successor within 90 days,


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  .   if ACE INA at its option advises the ACE trustees in writing that it elects to terminate the book-entry system through the depositary or



  . after the occurrence of an event of default under the corresponding ACE INA subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of the preferred securities advise the property trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.



Payment and Paying Agency



   Payments of distributions in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates, However, if any ACE Trust's preferred securities are not held by the depositary, these payments shall be made by check mailed to the address of the holder entitled to the payments as it shall appear on the register of the ACE Trust. (Section 4.4)



   Unless otherwise set forth in the applicable prospectus supplement, the paying agent shall initially be Bank One Trust Company, N.A. and any co-paying agent chosen by Bank One Trust Company, N.A. and acceptable to the administrative trustees and ACE. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the administrative trustees, the property trustee and ACE INA. If Bank One Trust Company, N.A. shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and ACE INA, to act as paying agent. (Section 5.9)



Registrar and Transfer Agent



   Unless otherwise set forth in the applicable prospectus supplement, Bank One Trust Company, N.A. will act as registrar and transfer agent for the preferred securities.



   Registration of transfers and exchanges of preferred securities will be effected without charge by or on behalf of each ACE Trust. However, the holders must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The ACE Trusts will not be required to register or cause to be registered the transfer of their preferred securities after the preferred securities have been called for redemption. (Section 5.4)



Information Concerning the Property Trustee



   The property trustee undertakes to perform only those duties specifically set forth in each trust agreement. However, the property trustee must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If, in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of preferred securities are entitled under the trust agreement to vote, then the property trustee shall take the action as is directed by ACE INA. Otherwise, the property trustee shall take the action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct. (Sections 8.1 and 8.3)


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Administrative Trustees



   The administrative trustees are authorized and directed to conduct the affairs of and to operate the ACE Trusts in such a way that:



  . no ACE Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. Federal income tax purposes; and



  . the corresponding ACE INA subordinated debt securities will be treated as indebtedness of ACE INA for U.S. Federal income tax purposes.



In this regard, ACE INA and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each ACE Trust or each trust agreement, that ACE INA and the administrative trustees determine, in their discretion, to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related preferred securities.


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                DESCRIPTION OF PREFERRED SECURITIES GUARANTEES



   Concurrently with the issuance by each ACE Trust of its preferred securities, ACE will execute and deliver a preferred securities guarantee for the benefit of the holders of the preferred securities. The Bank One Trust Company, N.A. will act as the guarantee trustee under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.



   Because the following is a summary of the material provisions of the preferred securities guarantees, it is not complete and you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Reference in this summary to preferred securities means the ACE Trust's preferred securities to which the preferred securities guarantee relates. The guarantee trustee will hold each preferred securities guarantee for the benefit of the holders of the related ACE Trust's preferred securities.



General



   ACE will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, without duplication of amounts previously paid by or on behalf of the ACE Trust, to the holders of the preferred securities as and when due, regardless of any defense, right of setoff or counterclaim that the ACE Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the related ACE Trust, are referred to in this prospectus as the guarantee payments:



  . any accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the ACE Trust has funds on hand available for payment at that time;



  . the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the ACE Trust has funds on hand available for payment at that time; and



  . upon a voluntary or involuntary dissolution, winding up or liquidation of the ACE Trust, unless the corresponding ACE INA subordinated debt securities are distributed to holders of the preferred securities, the lesser of:



     . the liquidation distribution, to the extent the ACE Trust has funds available for payment at that time; and



     . the amount of assets of the ACE Trust remaining available for distribution to holders of preferred securities.



   ACE's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by ACE to the holders of the applicable preferred securities or by causing the ACE Trust to pay these amounts to the holders. (Section 5.1)



   Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related ACE Trust's payment obligations under the preferred securities, but will apply only to the extent that the applicable ACE Trust has funds sufficient to make the payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. See "--Status of the Preferred Securities Guarantees."


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   If ACE INA or ACE, as the case may be, does not make interest payments on the corresponding ACE INA subordinated debt securities held by an ACE Trust, the ACE Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all senior indebtedness of ACE, including all ACE debt securities and ACE's obligations as guarantor under the ACE INA subordinated indenture, as described below under "--Status of the Preferred Securities Guarantees."



   Because ACE is a holding company, its rights and the rights of its creditors, including the holders of preferred securities who are creditors of ACE by virtue of a preferred securities guarantee, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation, reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that ACE may itself be a creditor with recognized claims against the subsidiary. The right of creditors of ACE, including the holders of preferred securities who are creditors of ACE by virtue of a preferred securities guarantee, to participate in the distribution of stock owned by ACE in its subsidiaries, including ACE's insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. Generally, the preferred securities guarantees do not limit the ability of ACE or ACE INA to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.



   ACE's obligations described in this prospectus through the applicable preferred securities guarantee, the ACE INA subordinated indenture, including the ACE guarantee of the ACE INA subordinated debt securities, and any supplemental indentures and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by ACE of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitute this guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the ACE Trust's obligations under the preferred securities. See "The ACE Trusts," "Description of Preferred Securities," and "Description of ACE INA Debt Securities and ACE Guarantee."



   ACE will also agree to guarantee the obligations of each ACE Trust with respect to the common securities issued by the ACE Trust to the same extent as under the preferred securities guarantee. However, if an event of default under the ACE INA subordinated indenture has occurred and is continuing, the holders of preferred securities under the preferred securities guarantee will have priority over the holders of the common securities under the common securities guarantee with respect to distributions and payments on liquidation, redemption or otherwise.


Status of the Preferred Securities Guarantees


   Each preferred securities guarantee will constitute an unsecured obligation of ACE and will rank subordinate and junior in right of payment to all senior indebtedness of ACE, including all ACE debt securities and ACE's obligations as guarantor under the ACE INA subordinate indenture. (Section 6.2) For purposes of any preferred securities guarantee, "senior indebtedness" means all indebtedness of ACE, including its obligations as guarantor under the ACE INA subordinated indenture, outstanding at any time, except:



  .   the indebtedness under the preferred securities guarantee;



  . indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the preferred securities guarantee or to other indebtedness of ACE which is subordinated to or ranks equally with the preferred securities guarantee;



  .   indebtedness of ACE to an affiliate of ACE;



  . interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE in a proceeding under federal or state bankruptcy laws;


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  .   trade accounts payable; and


  . similar preferred securities guarantees issued by ACE on behalf of holders of preferred securities of any other ACE Trust or any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by ACE pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. "Indebtedness" has the same meaning given to that term under the ACE indentures. (Section 1.1)


   Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by ACE on behalf of holders of preferred securities of any other ACE Trust or any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by ACE pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may generally institute a legal proceeding directly against ACE to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity, including the applicable ACE Trust. (Section 5.4)



   No preferred securities guarantee will be discharged except by payment of the guarantee payments in full to the extent not paid by the ACE Trust or upon distribution to the holders of the preferred securities of the corresponding ACE INA subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional indebtedness that may be incurred by ACE or ACE INA. ACE expects from time to time to incur additional indebtedness that will rank senior to the preferred securities guarantees.



Payment of Additional Amounts



   ACE will make all guarantee payments without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Bermuda, each, referred to in this prospectus as a taxing jurisdiction, or any political subdivision or taxing authority of the taxing jurisdiction, unless the taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:



  . the laws or any regulations or rulings promulgated under the laws of a taxing jurisdiction or any political subdivision or taxing authority of the taxing jurisdiction; or



  . an official position regarding the application, administration, interpretation or enforcement of any laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision of the taxing jurisdiction.



If a withholding or deduction at source is required, ACE will, subject to limitations and exceptions described below, pay to the holder of any related preferred securities the additional amounts as may be necessary so that every guarantee payment made to the holder, after this withholding or deduction, will not be less than the amount provided for in the preferred securities guarantee to be then due and payable.



   ACE will not be required to pay any additional amounts for or on account of:



  . any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that you:



     . were a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under the preferred securities;


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


     . presented the preferred security for payment in the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction, unless the preferred security could not have been presented for payment elsewhere; or



     . presented the preferred security for payment more than 30 days after the date on which the payment in respect of the preferred security first became due and payable or provided for, whichever is later, except to the extent that you would have been entitled to the additional amounts if you had presented the preferred security for payment on any day within that 30-day period;



  . any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;



  . any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by you or the beneficial owner of the preferred security to comply with any reasonable request by ACE or the applicable ACE Trust addressed to you within 90 days of the request to:



     . provide information concerning your nationality, residence or identity or of the beneficial owner; or



     . make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or



  .   any combination of the above items.



   In addition, ACE will not pay you any additional amounts with respect to any guarantee payment if you are a fiduciary or partnership or other than the sole beneficial owner of the related preferred security, to the extent the payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority of or in the taxing jurisdiction, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of the preferred security. (Section 5.8)



Amendments and Assignment



   Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities, in which case no consent will be required, no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding preferred securities. (Section 8.2) All guarantees and agreements contained in each preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of ACE and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1) ACE may not assign its obligations under the preferred securities guarantee except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease involving ACE that is permitted under the ACE INA subordinated indenture and under which the person formed by the consolidation or amalgamation or into which ACE is merged or which acquires or leases the properties and assets of ACE agrees in writing to perform ACE's obligations under the preferred securities guarantee.



Events of Default



   An event of default under each preferred securities guarantee will occur upon the failure of ACE to perform any of its payment or other obligations under the preferred securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee. (Section 5.4)


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   Any holder of the preferred securities may institute a legal proceeding directly against ACE to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the ACE Trust, the guarantee trustee or any other person or entity. (Section 5.4)



   ACE, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not ACE is in compliance with all the conditions and covenants applicable to it under the preferred securities guarantee. (Section 2.4)



Information Concerning the Guarantee Trustee



   The guarantee trustee, other than during the occurrence and continuance of a default by ACE in performance of any preferred securities guarantee, undertakes to perform only the duties specifically set forth in each preferred securities guarantee. After default with respect to any preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to the preceding sentence, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that it might incur. (Section 3.2)



Termination of the Preferred Securities Guarantees



   Each preferred securities guarantee will terminate and be of no further force and effect upon:



  .   full payment of the redemption price of the related preferred securities;



  . the distribution of the corresponding ACE INA subordinated debt securities to the holders of the related preferred securities; or



  . upon full payment of the amounts payable upon liquidation of the related ACE Trust.



Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if, at any time, any holder of the related preferred securities must restore payment of any sums paid with respect to the preferred securities or the preferred securities guarantee. (Section 7.1)



New York Law to Govern



   Each preferred securities guarantee will be governed by and construed in accordance with the laws of the state of New York. (Section 8.5)



The Expense Agreement



   Pursuant to the expense agreement entered into by ACE under each trust agreement, ACE will irrevocably and unconditionally guarantee to each person or entity to whom an ACE Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the ACE Trust, other than obligations of the ACE Trust to pay to the holders of the preferred securities or other similar interests in the ACE Trust of the amounts due them pursuant to the terms of the preferred securities or other similar interests, as the case may be.


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       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS



   ACE may issue stock purchase contracts, representing contracts obligating you to purchase from ACE, and obligating ACE to sell to you, a specified number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.



   The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase the ordinary shares under the stock purchase contracts, either:



  . senior debt securities or subordinated debt securities of ACE INA, fully and unconditionally guaranteed by ACE;



  .   debt obligations of third parties, including U.S. Treasury securities; or



  .   preferred securities of an ACE Trust.



The stock purchase contracts may require ACE to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.



   The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:



  .   the stock purchase contracts;



  . the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and



  . if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.


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                             PLAN OF DISTRIBUTION



   ACE, ACE INA and/or any ACE Trust may sell offered securities in any one or more of the following ways from time to time:



  .   through agents;



  .   to or through underwriters;



  .   through dealers; or



  .   directly to purchasers.



The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:



  .   the name or names of any underwriters, dealers or agents;



  . the purchase price of the offered securities and the proceeds to ACE, ACE INA and/or an ACE Trust from the sale;



  . any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and



  . any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.



   The distribution of the offered securities may be effected from time to time:



in one or more transactions at a fixed price or prices, which may be changed;



  .   at market prices prevailing at the time of sale;



  .   at prices related to the prevailing market prices; or



  .   at negotiated prices.



   Offers to purchase offered securities may be solicited by agents designated by ACE from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by ACE, ACE INA and/or the applicable ACE Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.



   If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters ACE, ACE INA and/or the applicable ACE Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, which will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:



  .   negotiated transactions;

  .   at fixed public offering prices; or



  .   at varying prices determined by the underwriters at the time of sale.



In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.



   ACE, ACE INA and/or the applicable ACE Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If ACE, ACE INA and/or the applicable ACE Trust grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.



   If a dealer is utilized in the sales of offered securities, ACE, ACE INA and/or the applicable ACE Trust will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.



   Offers to purchase offered securities may be solicited directly by ACE, ACE INA and/or the applicable ACE Trust and the sale of the offered securities may be made by ACE, ACE INA and/or the applicable ACE Trust directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.



   Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for ACE, ACE INA and/or the applicable ACE Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with ACE, ACE INA and/or an ACE Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.



   Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with ACE, ACE INA and/or the applicable ACE Trust, to indemnification by ACE, ACE INA and/or the applicable ACE Trust against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.



   ACE, ACE INA and/or the applicable ACE Trust may authorize underwriters or other persons acting as ACE's, ACE INA's and/or the applicable ACE Trust's agents to solicit offers by specified institutions to purchase offered securities from ACE, ACE INA and/or the applicable ACE Trust, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by ACE, ACE INA and/or the applicable ACE Trust. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

   Each series of offered securities will be a new issue and, other than the ordinary shares, which are listed on the NYSE, will have no established trading market. ACE, ACE INA and/or the applicable ACE Trust may elect to list any series of offered securities on an exchange and, in the case of the ordinary shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of ACE, ACE INA or any ACE Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.



   Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, ACE and its subsidiaries in the ordinary course of business.



                                LEGAL OPINIONS



   Legal matters with respect to United States and New York law will be passed upon for ACE, ACE INA and the ACE Trusts by Mayer, Brown, Rowe & Maw, Chicago, Illinois. The validity of the preferred securities under Delaware law will be passed upon on behalf of ACE, ACE INA and the ACE Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. Legal matters with respect to Cayman Islands law will be passed upon for ACE by Maples and Calder, George Town, Grand Cayman, Cayman Islands, British West Indies. Legal matters with respect to Bermuda law will be passed upon for ACE by Conyers Dill & Pearman, Hamilton, Bermuda. Mayer, Brown, Rowe & Maw will rely on the opinion of Maples and Calder with respect to Cayman Islands law and the opinion of Conyers Dill & Pearman with respect to Bermuda law.



                                    EXPERTS



   The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to ACE's Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing. Any audited financial statements and schedules that are incorporated or that are deemed to be incorporated by reference into this prospectus that are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing to the extent covered by consents of these accountants filed with the SEC.



                    ENFORCEMENT OF CIVIL LIABILITIES UNDER

                     UNITED STATES FEDERAL SECURITIES LAWS


   ACE is a Cayman Islands company. In addition, some of its officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of ACE's assets and some of the officers' and directors' assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against ACE or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve ACE with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving ACE INA Holdings, its United States agent irrevocably appointed for that purpose.

   ACE has been advised by Maples and Calder, its Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would enforce:



  . judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against it or its directors and officers, as well as experts named in this prospectus, who reside outside the United States; or



  . original actions brought in the Cayman Islands against these persons or ACE predicated solely upon U.S. Federal securities laws.



ACE has also been advised by Maples and Calder that there is no treaty in effect between the United States and the Cayman Islands providing for this enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. Federal securities laws, would not be allowed in Cayman Islands courts as contrary to that nation's public policy.


                      WHERE YOU CAN FIND MORE INFORMATION


ACE


   ACE files annual, quarterly and special reports, proxy statements and other information with the SEC. ACE's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any document ACE files in the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. ACE's SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of ACE's public filings at the NYSE, you should call (212) 656-5060.


   The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like ACE, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by ACE Limited under the Exchange Act is 1-11778.


Incorporation by Reference

   ACE is allowed to "incorporate by reference" the information it files with the SEC, which means that ACE can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that ACE files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. ACE incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that ACE, ACE INA and the ACE Trusts sell all of the securities offered by this prospectus:


  . ACE's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 001-11778);



  . ACE's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2002 (File No. 001-11778); and



  . ACE's Current Reports on Form 8-K filed January 9, 2002, March 22, 2002 and August 14, 2002 (File No. 001-11778).

   You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning ACE at the following address:



          Investor Relations


          ACE Limited


          ACE Global Headquarters


          17 Woodbourne Avenue


          Hamilton, HM 08, Bermuda


          Telephone: (441) 299-9283



ACE INA


   ACE INA has no direct operations. ACE INA is directly and wholly owned by ACE. The obligations of ACE INA under its debt securities will be fully and unconditionally guaranteed by ACE. See "Description of ACE INA Debt Securities and ACE Guarantee." ACE INA is not currently subject to the information reporting requirements under the Exchange Act. ACE INA will become subject to the reporting requirements upon the effectiveness of the registration statement that contains this prospectus, although ACE INA intends to seek and expects to receive an exemption from those requirements. So long as any guaranteed debt securities of ACE INA are outstanding, ACE will include in the footnotes to its audited consolidated financial statements summarized consolidated financial information concerning ACE INA.


The ACE Trusts


   There are no separate financial statements of the ACE Trusts in this prospectus. ACE does not believe the financial statements would be helpful to the holders of the preferred securities of the ACE Trusts because:


  . ACE, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each ACE Trust;



  . neither of the ACE Trusts has any independent operations or proposes to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the ACE Trust and investing the proceeds in subordinated debt securities issued by ACE INA and fully and unconditionally guaranteed by ACE; and



  . the obligations of each ACE Trust under the preferred securities will be fully and unconditionally guaranteed by ACE. See "Description of ACE INA Debt Securities and ACE Guarantee" and "Description of Preferred Securities Guarantees."


   Neither of the ACE Trusts is currently subject to the information reporting requirements of the Exchange Act. Each ACE Trust will become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus, although each ACE Trust intends to seek and expects to receive an exemption from those requirements. If the ACE Trusts did not receive this exemption, the expenses of operating the ACE Trusts would increase, as would the likelihood that ACE would exercise its option to dissolve and liquidate the ACE Trusts early.

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.


   The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:



         Securities and Exchange Commission registration fee $   38,000
         Trustee's fees and expenses........................     15,000
         Printing and engraving expenses....................    150,000
         Rating agency fees.................................    412,500
         Accounting fees and expenses.......................    150,000
         Legal fees and expenses............................    250,000
         Blue Sky fees and expenses.........................     10,000
         Miscellaneous......................................    124,500
                                                             ----------
            Total........................................... $1,250,000
                                                             ==========


Item 15.  Indemnification of Officers and Directors.


   ACE


   Section 100 of ACE's Articles of Association, filed as Exhibit 4.2 to its registration statement (File No. 333-78841), contains provisions with respect to indemnification of ACE's officers and directors. This provision provides that ACE shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of ACE), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, ACE against any liability or expense actually and reasonably incurred by such person in respect thereof. ACE may also advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. This indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.


   The Companies Law (Revised) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of basic principles and certain Commonwealth case law which is likely to be persuasive in the Cayman Islands would indicate that indemnification is generally permissible except if there had been fraud or willful default on the part of the officer or director or reckless disregard of his duties and obligations to the company.



   Directors and officers of ACE are also provided with indemnification against certain liabilities pursuant to a directors' and officers' liability insurance policy. Coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims first made against the insureds or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insureds prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as directors or officers of ACE, or any other matter claimed against them by reason of their being directors or officers of ACE. Certain of ACE's directors are provided by their employer with indemnification against certain liabilities incurred as directors of ACE.


   Reference is made to the forms of Underwriting Agreement filed as Exhibits
1.1 though 1.5 of ACE's registration statement (File No. 333-78841). The Underwriting Agreements provide, among other things, that the underwriters are obligated, under some circumstances, to indemnify directors, specified officers and controlling persons of ACE against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

   ACE INA


   Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. ACE INA's Certificate of Incorporation contains such a provision.


   Under Article VI of ACE INA's By-laws as currently in effect, as well as under Section 10 of ACE INA's Certificate of Incorporation, each person who is or was a director or officer of ACE INA, or who serves or served any other enterprise or organization at the request of ACE INA, shall be indemnified by ACE INA to the full extent permitted by the Delaware General Corporation Law.


   Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, is made (or threatened to be made) a party to an action other than one brought by or on behalf of the corporation, against reasonable expenses (including attorneys' fees), judgments, fines and settlement payments, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and, with respect to any criminal actions, also had no reasonable cause to believe his conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys' fees) and only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim as to which such person is adjudged liable to the corporation for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that a court otherwise provides. To the extent that a person has been successful in defending any action (even one on behalf of the corporation), he is entitled to indemnification for reasonable expenses (including attorneys' fees).




   The indemnification provided for by the Delaware General Corporation Law is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the Delaware General Corporation Law. ACE INA maintains a liability insurance policy providing coverage for its directors and officers.



Item 16.  Exhibits and Financial Statement Schedules.



   See Exhibit Index included herewith which is incorporated herein by reference.



Item 17.  Undertakings.



   The undersigned registrants hereby undertake:



   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.



   (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of ACE's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



   The undersigned registrants hereby undertake that:



   (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and



   (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, ACE Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 27th day of November, 2002.





                                              ACE LIMITED

                                              By:   /s/  PHILIP V. BANCROFT
                                                  -----------------------------
                                                    Name: Philip V. Bancroft
                                                    Title: Chief Financial
                                                  Officer



   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of November, 2002.



          Signature                                     Title
          ---------            -------------------------------------------------------

   /s/  BRIAN DUPERREAULT      Chairman and Chief Executive
-----------------------------    Officer; Director
      Brian Duperreault

   /s/  PHILIP V. BANCROFT
-----------------------------  Chief Financial Officer (Principal Financial Officer)
     Philip V. Bancroft

     /s/  ROBERT A. BLEE
-----------------------------
       Robert A. Blee          Chief Accounting Officer (Principal Accounting Officer)

              *
-----------------------------  Vice Chairman; Director
        Donald Kramer

              *
-----------------------------  Vice Chairman; Director
       Evan Greenberg

              *                President and Chief Operating
-----------------------------    Officer; Director
    Dominic J. Frederico

              *
-----------------------------  Director
      Michael G. Atieh

              *
-----------------------------  Director
      Bruce L. Crockett

              *
-----------------------------  Director
     Robert M. Hernandez

-----------------------------  Director
      Robert G. Mendoza

          Signature                        Title
          ---------            -----------------------------

              *
-----------------------------  Director
       Peter Menikoff

              *
-----------------------------  Director
       Thomas J. Neff

              *
-----------------------------  Director
        John A. Krol

              *
-----------------------------  Director
         Robert Ripp

              *
-----------------------------  Director
       Walter A. Scott

              *
-----------------------------  Director
      Dermot F. Smurfit

              *
-----------------------------  Director
      Robert W. Staley

              *
-----------------------------  Director
       Gary M. Stuart

              *
-----------------------------  Director
       Sidney F. Wentz




BY:   /s/  PETER N. MEAR
    -------------------------
    Attorney-in-Fact



                           AUTHORIZED REPRESENTATIVE


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the undersigned as the duly authorized representative of ACE Limited in the United States.



                                                  /s/  BRIAN DUPERREAULT
                                             -----------------------------
                                                   Brian Duperreault

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, ACE INA Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 27th day of November, 2002.



                                              ACE INA HOLDINGS INC.

                                              By: /s/  ROBERT B. JEFFERSON
                                                  -----------------------------
                                                  Robert B. Jefferson
                                                  Treasurer and Chief Financial
                                                  Officer





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of November, 2002.





            Name                           Title
            ----               -----------------------------

   /s/  BRIAN DUPERREAULT      Director
-----------------------------
      Brian Duperreault

  /s/  DOMINIC J. FREDERICO    Chairman and Director
-----------------------------
    Dominic J. Frederico

   /s/  PHILIP V. BANCROFT     Director
-----------------------------
     Philip V. Bancroft

      /s/  SUSAN RIVERA        President and Director
-----------------------------  (Principal Executive Officer)
        Susan Rivera

  /s/  ROBERT B. JEFFERSON     Treasurer and Chief Financial
-----------------------------    Officer
     Robert B. Jefferson       (Principal Financial and
                                 Accounting Officer)

     /s/  DONALD KRAMER        Director
-----------------------------
        Donald Kramer

  /s/  TIMOTHY A. BOROUGHS     Director
-----------------------------
     Timothy A. Boroughs

-----------------------------  Director
        Brian E. Dowd

                                  SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, ACE Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 27th day of November, 2002.



                                              ACE CAPITAL TRUST III
                                              By: ACE INA Holdings Inc., as
                                                Depositor

                                              By: /s/  ROBERT B. JEFFERSON
                                                  -----------------------------
                                                  Treasurer and Chief Financial
                                                  Officer





                                  SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, ACE Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 27th day of November, 2002.



                                              ACE CAPITAL TRUST IV
                                              By: ACE INA Holdings Inc., as
                                                Depositor

                                              By: /s/  ROBERT B. JEFFERSON
                                                  -----------------------------
                                                  Treasurer and Chief Financial
                                                  Officer



                                 EXHIBIT INDEX



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

*   1.1  Form of Underwriting Agreement relating to ordinary shares, preferred shares, depositary shares, debt securities and warrants of ACE Limited.

    1.2  Form of Underwriting Agreement relating to debt securities of ACE INA Holdings Inc., fully and unconditionally guaranteed by ACE Limited (incorporated by reference to Exhibit 1.2 to
           Amendment No. 2 to Registration Statement on Form S-3 (No. 333-78841) filed August 12, 1999).

*   1.3  Form of Underwriting Agreement relating to preferred securities issued of ACE Capital Trust III and
           ACE Capital Trust IV and preferred securities guarantees of ACE Limited.

*   1.4  Form of Underwriting Agreement relating to stock purchase contracts of ACE Limited.

*   1.5  Form of Underwriting Agreement relating to stock purchase units of ACE Limited.

    4.1  Memorandum of Association of ACE Limited (incorporated by reference to Exhibit 3.1 to the
           Registration Statement on Form S-1 of ACE Limited (No. 33-57206)).

    4.2  Articles of Association of the ACE Limited (incorporated by reference to Exhibit 3.1 to the
           Registration Statement on Form S-1 of ACE Limited (No. 33-57206)).

    4.3  Special Resolutions adopted January 22, 2002 increasing the number of authorized ordinary shares and other shares (incorporated by reference to Exhibit 3.3 to Form 10-K of ACE Limited for the year ended December 31, 2001).

    4.4  Senior Indenture between ACE Limited and Bank One Trust Company, N.A. (formerly, The First
           National Bank of Chicago), as trustee, dated March 15, 2002 (incorporated by reference to Exhibit
           4.1 to Form 8-K filed March 19, 2002).

    4.5  Form of Subordinated Indenture between ACE Limited and Bank One Trust Company, N.A.
           (formerly, The First National Bank of Chicago), as trustee (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to Registration Statement on Form S-3 (No. 333-78841) filed August 12,
           1999).

    4.6  Form of Senior Indenture between ACE INA Holdings Inc., ACE Limited and Bank One Trust
           Company, N.A. (formerly, The First National Bank of Chicago), as trustee, dated August 1, 1999
           (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to Registration Statement on Form
           S-3 (No. 333-78841) filed August 12, 1999).

    4.7  Form of Subordinated Indenture between ACE INA Holdings, Inc., ACE Limited and Bank One Trust
           Company, N.A. (formerly, The First National Bank of Chicago), as trustee (incorporated by reference to Exhibit 4.6 to Amendment No. 2 to Registration Statement on Form S-3 (No. 333-
           78841) filed August 12, 1999).

*** 4.8  Form of Standard Stock Warrant Provisions.

*** 4.9  Form of Standard Debt Warrant Provisions.

    4.10 Certificate of Trust of ACE Capital Trust III (incorporated by reference to Exhibit 4.11 to Amendment
           No. 2 to Registration Statement on Form S-3 (No. 333-78841) filed August 12, 1999).

**  4.11 Certificate of Trust of ACE Capital Trust IV.

    4.12 Trust Agreement of ACE Capital Trust III (incorporated by reference to Exhibit 4.14 to Amendment
           No. 2 to Registration Statement on Form S-3 (No. 333-78841) filed August 12, 1999).

**  4.13 Assignment and Assumption Agreement and First Amendment to the Trust Agreement of ACE Capital
           Trust III.

**  4.14 Amendment No. 2 to the Trust Agreement of ACE Capital Trust III.

**  4.15 Trust Agreement of ACE Capital Trust IV.



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    4.16 Form of Amended and Restated Trust Agreement of ACE Capital Trust III (incorporated by reference to Exhibit 4.17 to Amendment No. 2 to Registration Statement on Form S-3 (No. 333-78841) filed
           August 12, 1999).

**  4.17 Form of Amended and Restated Trust Agreement of ACE Capital Trust IV.

    4.18 Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by
           ACE Capital Trust III (incorporated by reference to Exhibit 4.20 to Amendment No. 2 to
           Registration Statement on Form S-3 (No. 333-78841) filed August 12, 1999).

**  4.19 Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by
           ACE Capital Trust IV.

*   5.1  Opinion of Maples and Calder as to the legality of the ordinary shares and preferred shares.

*   5.2  Opinion of Mayer, Brown, Rowe & Maw as to the legality of the debt securities, stock warrants, debt warrants, depositary shares, preferred securities, preferred securities guarantees, stock purchase contracts and stock purchase units.

    5.3A Opinion of Richards, Layton & Finger, P.A. relating to ACE Capital Trust III (incorporated by reference to Exhibit 5.3C to Amendment No. 2 to Registration Statement on Form S-3 (No. 333-
           78841) filed August 12, 1999).

*   5.3B Opinion of Richards, Layton & Finger, P.A. relating to ACE Capital Trust IV.

*   12.1 Statement regarding the computation of ratio of combined fixed charges and preference dividends to earnings.

*   23.1 Consent of Maples and Calder (included in Exhibit 5.1).

*   23.2 Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.2).

    23.3 Consent of Richards, Layton & Finger, P.A. (incorporated by reference to Exhibit 23.4 to Amendment
           No. 2 to Registration Statement on Form S-3 (No. 333-78841) filed August 12, 1999).

    23.4 Consent of PricewaterhouseCoopers LLP.

**  24.1 Powers of Attorney.

**  25.1 Statement of Eligibility of Bank One Trust Company, N.A. on Form T-1, as trustee for the ACE
           Limited debt securities and as preferred securities guarantee trustee under the Preferred Securities
           Guarantee Agreement of ACE Limited for the benefit of the holders of preferred securities of ACE
           Capital Trust III and ACE Capital Trust IV.

**  25.2 Statement of Eligibility of Bank One Trust Company, N.A. on Form T-1, as trustee for the ACE INA debt securities.

**  25.3 Statement of Eligibility of Bank One Trust Company, N.A. on Form T-1, as property trustee for the preferred securities of ACE Capital Trust III.

**  25.4 Statement of Eligibility of Bank One Trust Company, N.A. on Form T-1, as property trustee for the preferred securities of ACE Capital Trust IV.


--------

*  To be filed by amendment.


** Previously filed.


*** To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.